UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Shake Shack Inc., which will be held virtually on June 12, 2024, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2024, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.
Instructions regarding how to attend the meeting online and details concerning the matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you join the meeting. Returning the proxy card does not deprive you of your right to attend the meeting online and to vote your shares during the Annual Meeting.
It has been an honor to serve as Chief Executive Officer of this great company, and I look forward to its continued success under the leadership of new Chief Executive Officer, Robert Lynch, who will assume his new role on May 20, 2024, before the Annual Meeting.
We look forward to your attendance at the meeting.
Sincerely
/s/ Randy Garutti
Randy Garutti
Chief Executive Officer

SHAKE SHACK INC.
225 VARICK STREET,
SUITE 301 NEW YORK,
NEW YORK 10014
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of Shake Shack Inc. will be held virtually on June 12, 2024, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2024, where you will be able to listen to the meeting live, submit questions, and vote online for the following purposes:
1.
To elect the three directors named in the Proxy Statement as Class III director candidates of Shake Shack Inc., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2024.

3.
To conduct an advisory vote on the compensation of our Named Executive Officers.

4.
To conduct an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers.

5.
To approve an Amendment and Restatement of the Shake Shack Inc. Incentive Award Plan.

6.
To transact such other business as may properly come before the meeting or any adjournment or postponement hereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Beginning on or about April 25, 2024, we will send to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet, how to vote your shares and how to attend the Annual Meeting virtually. If you did not receive such Notice electronically, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on April 17, 2024 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
By Order of the Board of Directors
/s/ Ron Palmese
Ron Palmese
Chief Legal Officer
New York, New York
April 25, 2024
Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return a proxy card so that your shares may be represented at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2024: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM AND INVESTOR.SHAKESHACK.COM.

SHAKE SHACK INC.
Proxy Statement
For the Annual Meeting of
Stockholders To Be Held on June 12, 2024
i

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SHAKE SHACK INC.
225 VARICK STREET,
SUITE 301 NEW YORK,
NEW YORK 10014
PROXY STATEMENT
THE MEETING
The Board of Directors (the “Board of Directors” or the “Board”) of Shake Shack Inc., a Delaware corporation (“Shake Shack” or the “Company”), is soliciting proxies for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 12, 2024, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2024, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials was first furnished to stockholders on or about April 25, 2024. Electronic copies of this Proxy Statement and the Annual Report for the year ended December 27, 2023 are available at www.proxyvote.com and investor.shakeshack.com.
Voting Rights, Quorum and Required Vote
Only holders of record of our common stock at the close of business on April 17, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 39,635,452 shares of Class A common stock outstanding and entitled to vote and 2,801,013 shares of Class B common stock outstanding and entitled to vote. Holders of the Company’s Class A common stock and Class B common stock are entitled to one vote for each share held as of the Record Date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present or represented by proxy, will constitute a quorum for the transaction of business. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy card. Abstentions and “broker non-votes” (as defined below) will be counted in determining whether there is a quorum.
Proposal No. 1 - Election of Directors, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the three nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.
Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. There will be no broker non-votes with respect to Proposal No. 2 because a broker may exercise its discretion to vote for or against the proposal in the absence of instruction from its clients.
Proposal No. 3 - Approval (on an advisory basis) of the Compensation of the Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.
Proposal No. 4 - Selection (on an advisory basis) of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers. Approval of a frequency requires votes for that frequency from the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Because stockholders have four choices (one year, two years, three years, or abstain) on the advisory approval of a frequency of future votes on the compensation of the Company’s Named Executive Officers, it is possible that no frequency will receive a majority vote. If no frequency receives the affirmative vote of a majority of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders. Abstentions will be counted as shares present and entitled to vote on this proposal and will have the same effect as a vote against each frequency. Broker non-votes will not be counted as shares present and entitled to vote. However, because this vote is advisory and non-binding on the Company or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.
Proposal No. 5 - Approval of an Amendment and Restatement of the Company’s Incentive Award Plan requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 5. Broker non-votes will have no effect on Proposal No. 5.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting, by telephone or electronically through the Internet by following the instructions included on your Notice of Internet Availability of Proxy Materials or proxy card, or by completing, dating, signing and promptly returning your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes consistent with the recommendations of the Board with respect to such proposal, and, in the case of the election of the Class III directors, as a vote “for” the election of each of the nominees presented by the Board, votes “for” each of Proposal 2 (the ratification of the appointment of our auditors), Proposal 3 (the say-on-pay vote), Proposal 4 (the say-on-pay frequency vote), and Proposal 5 (approval of the amendment and restatement of our Incentive Award Plan).
In order to vote via the virtual meeting website, any registered holder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHAK2024, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Eastern time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You may also vote by completing, dating, signing and promptly returning the voting instruction form sent by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Annual Meeting, Proposals No. 1, 3, 4, and 5 are not considered “routine” proposals, and Proposal No. 2 is considered a “routine” proposal.
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’

instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.
Information about the Virtual Meeting
The virtual Annual Meeting is accessible on any Internet-connected device and stockholders will be able to submit questions and comments and to vote online during the meeting. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting. In the event of a technical malfunction or other problem that disrupts the Annual Meeting, the Company may adjourn, recess, or expedite the Annual Meeting, or take such other action that the Company deems appropriate considering the circumstances. If you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
You may virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHAK2024, where stockholders may vote and submit questions and comments during the meeting. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
Only holders of our common stock at the close of business on the Record Date will be permitted to ask questions during the Annual Meeting. If you wish to submit a question, on the day of the Annual Meeting, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/SHAK2024, and type your question for consideration into the field provided in the web portal. To allow us to answer questions from as many stockholders as possible, we may limit each stockholder to two (2) questions. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. More information on submitting questions at the Annual Meeting will be posted on the website at www.virtualshareholdermeeting.com/SHAK2024 in advance of the meeting.
In accordance with Delaware law, for the 10 days prior to our Annual Meeting, a list of registered holders entitled to vote at our Annual Meeting will be available for inspection in our offices at 225 Varick Street, Suite 301, New York, New York 10014. Stockholders will also be able to access the list of registered holders electronically during the Annual Meeting through the virtual meeting website at www.virtualshareholdermeeting.com/SHAK2024.
Expenses of Solicitation
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers, and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Revocability of Proxies
Any person submitting a proxy has the power to revoke such proxy prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. Eastern time on June 11, 2024, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting online. If you are a beneficial owner and wish to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by contacting Broadridge Financial Solutions at (866) 540-7095, 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, or by notifying us by telephone at (844) 742-2504, by email at investor@shakeshack.com, or by mail at Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014, and Broadridge and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or mailing address. If you are currently receiving multiple copies of the proxy materials and wish to receive only one copy at the same address, then please notify Broadridge or us by telephone or in writing at the same telephone numbers or addresses above. A number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholders’ address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.
Electronic Delivery of Proxy Materials to Stockholders
Beginning on or about April 25, 2024, we mailed or emailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received such Notice and would prefer to receive paper copies of the proxy materials, or if you received paper copies of the proxy materials and would prefer to receive a notice for future annual meetings, you may notify us by telephone, email or mail at the telephone number, email address or mailing address provided above.
Our Structure and Certain Defined Terms
Shake Shack was formed for the purpose of facilitating an initial public offering and other related transactions in order to carry on the business of SSE Holdings, LLC and its subsidiaries (“SSE Holdings”). Shake Shack is a holding company with no direct operations and our principal asset is our equity interest in SSE Holdings. We have a majority economic interest in, the sole voting interest in, and control the management of SSE Holdings.
As used in this Proxy Statement, unless the context otherwise requires:
“IPO” refers to the Company’s initial public offering, which closed on February 4, 2015.
“LLC Interests” refers to the single class of common membership interests of SSE Holdings.
“Meyer Group” refers collectively to (i) Daniel Meyer, (ii) the Daniel H. Meyer Investment Trust dated 5/15/92, of which Mr. Meyer is the sole beneficiary (the “Investment Trust”), and (iii) the DHM 2012 Gift Trust, formerly known as the Daniel H. Meyer 2012 Gift Trust (the “Gift Trust”), of which Mr. Meyer’s spouse is a trustee and beneficiary.
Forward-Looking Information
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), which are subject to known and unknown risks,

uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to the Company’s financial position, results of operations, strategy, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” the negatives thereof and other similar expressions.
All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made herein in the context of the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2023 filed with the SEC and its other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports.
The forward-looking statements included in this Proxy Statement are made only as of the date hereof. We undertake no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Company’s Board of Directors is presently comprised of thirteen members who are divided into three classes designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of: Daniel Meyer, Anna Fieler, Jeff Flug, and Lori George; Class II directors consist of Randy Garutti, Joshua Silverman, Jonathan Sokoloff, and Tristan Walker; and Class III directors consist of Sumaiya Balbale, Charles Chapman III, Jeffrey Lawrence, Jenna Lyons, and Robert Vivian.
On February 2, 2024, the Company filed a Current Report on Form 8-K to report that Jenna Lyons and Robert Vivian had informed the Board of each of their intentions to step down from the Board effective immediately prior to the Annual Meeting, and to not stand for re-election as Class III directors at the Annual Meeting. In addition, on April 17, 2024, the Company filed a Current Report on Form 8-K to report that Jonathan Sokoloff had informed the Board of his intention to step down from the Board effective immediately prior to the Annual Meeting. Accordingly, the Board determined to reduce the size of the Board from thirteen to ten directors, effective immediately prior to the Annual Meeting. Following the departure of Ms. Lyons and Messrs. Sokoloff and Vivian from the Board, the Board will consist of four Class I directors, three Class II directors, and three Class III directors. As previously announced, effective on May 20, 2024, Robert Lynch will commence his role as Chief Executive Officer of the Company and be appointed as a member of the Board as a Class II director. Also effective on May 20, 2024, Randy Garutti will resign as the Company’s Chief Executive Officer and as a member of the Board.
Class III directors standing for re-election at the Annual Meeting are Sumaiya Balbale, Charles Chapman III, and Jeffrey Lawrence. Class I directors will stand for re-election at the 2025 annual meeting of stockholders and Class II directors will stand for re-election at the 2026 annual meeting of stockholders.
Each of the nominees for election to Class III is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable to serve or for good cause will not serve (a contingency which the Board does not expect to occur), the proxies will be voted for a substitute nominee chosen by the present Board. In such situation and in any other situation in which a nominee will not serve, the present Board may also (i) reduce the size of the Board or (ii) maintain the size of the Board and the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy or vote for just the remaining nominee or nominees, leaving a vacancy or vacancies that may be filled at a later date by the Board.
The names of the nominees for election as Class III directors at the Annual Meeting and of the incumbent and continuing Class I and Class II directors, and certain information about them, including their ages as of the Record Date, are included below.

Director Nominees	Class	Age	Position	Year Elected/ Appointed to Current Term	Current Term Expiration	Expiration of Term for which Nominated
Sumaiya Balbale(1)	III	43	Director	2021	2024	2027
Charles Chapman III(2)	III	61	Director	2023	2024	2027
Jeffrey Lawrence(3)	III	50	Director	2023	2024	2027
Incumbent and Continuing Directors
Daniel Meyer	I	66	Chairman of the Board of Directors	2022	2025	-
Anna Fieler(2)	I	52	Director	2022	2025	-
Jeff Flug(4)	I	61	Director (Incoming Lead Director)	2022	2025	-
Lori George(5)	I	60	Director	2022	2025	-
Randy Garutti	II	49	Chief Executive Officer and Director (Resignation effective May 20, 2024)	2023	2025	-
Robert Lynch	II	47	Director (Appointment effective May 20, 2024)	2024	2026	-
Joshua Silverman(6)	II	55	Director	2023	2026	-
Tristan Walker(7)	II	39	Director	2023	2026	-
Jenna Lyons*	III	55	Director (Resignation effective immediately prior to Annual Meeting)	2021	2024	-
Jonathan Sokoloff*	II	66	Director (Resignation effective immediately prior to Annual Meeting)	2023	2026	-
Robert Vivian*	III	65	Director (Resignation effective immediately prior to Annual Meeting)	2021	2024	-

*
Ms. Lyons will be stepping down immediately prior to the Annual Meeting as a member of the Board and as a member of the Nominating and Corporate Governance Committee and the Compensation Committee. Mr. Sokoloff will be stepping down immediately prior to the Annual Meeting as a member of the Board and as a member of the Compensation Committee. Mr. Vivian will be stepping down immediately prior to the Annual Meeting as a member of the Board and as the Lead Director and chair and member of the Audit Committee and as a member of the Compensation Committee.

(1)
Chair of the Compensation Committee and a member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Audit Committee and incoming chair of the Audit Committee to replace Mr. Vivian effective immediately prior to the Annual Meeting when Mr. Vivian will step down from the Board.

(4)
Currently chair of the Nominating and Corporate Governance Committee, to resign from this position effective immediately prior the Annual Meeting, and a member of the Audit Committee; will replace Mr. Vivian as Lead Director effective immediately prior to the Annual Meeting when Mr. Vivian will step down from the Board.

(5)
Currently a member of the Nominating and Corporate Governance Committee; will replace Jeff Flug as the committee’s chair effective immediately prior to the Annual Meeting.

(6)
Member of the Nominating and Corporate Governance Committee and the Audit Committee.

(7)
Member of the Nominating and Corporate Governance Committee.

Nominees for Election as Class III Directors
Sumaiya Balbale has served on the Board of Directors of Shake Shack since March 2019. Ms. Balbale currently serves as the Chief Operating Officer for Sequoia Capital, which she joined in June 2020. Ms. Balbale previously served as the Vice President of E-commerce, Mobile and Digital Marketing for Walmart US, from February 2017 until her resignation from the company in February 2019. At Walmart she led e-commerce marketing and transformed the digital media, social media, marketing analytics and marketing technology capabilities of the company. Ms. Balbale joined Walmart after the retailer purchased Jet.com in 2016. At Jet.com she served as the Vice President of Marketing from September 2014 through October 2017, where she led all consumer marketing including brand, acquisition and retention efforts. During the first year of the acquisition, Ms. Balbale continued to operate in a dual capacity for both Jet.com and Walmart. From 2010 through 2014, Ms. Balbale worked for Quidsi, a collection of specialty e-commerce verticals that was acquired by Amazon during her tenure. Ms. Balbale graduated with a BA degree in History from Brown University in 2002, and received her MBA from Harvard Business School in 2009. In 2018, Ms. Balbale was named to Fortune’s 40 under 40 list.
Key Skills and Experience: Ms. Balbale brings to her service on our Board of Directors particular knowledge and experience in e-commerce, mobile and digital marketing as well as digital and social media brand management.
Charles Chapman III has served on the Board of Directors of Shake Shack since July 2023. Mr. Chapman is a seasoned restaurant executive with a strong strategic and operational track record in the industry, with a background in operations, supply chain, development, and marketing. Mr. Chapman was a senior executive at Panera Bread, where he served in several leadership positions from 2011 through 2019, including as (i) Chief Operating Officer, where he was responsible for Company Operations and Franchise Operations, Learning & Development, Retail Human Resources, Operations Tools and Services, and the Bakery Function; (ii) Chief International and Supply Chain Officer; and (iii) Executive Vice President of Development, Information Technology, and Non-Traditional Growth. Before joining Panera, Mr. Chapman also held several leadership positions at International Dairy Queen, including as Chief Operating Officer, Chief Development Officer, and Chief Concept Officer. Prior to Dairy Queen, Mr. Chapman was Chief Operating Officer of Bruegger’s Bagels, and, prior to that, the President and Co-owner of Beantown Bagels, a Bruegger’s Bagels franchisee. Early on, Mr. Chapman held various marketing, finance, and operations roles at Darden Restaurants. Mr. Chapman began his career as an associate consultant and consultant at Bain & Company. Mr. Chapman served as the Chief Executive Officer of Tatte Bakery & Café from 2020 through February 2024 and is a Partner in Act III Holdings, LLC, which invests in emerging niches in restaurants and entertainment. Mr. Chapman is currently a member of the board of directors of Taymax and formerly served on the Board of Directors of Cava, Panera Bread, and American Dairy Queen.
Key Skills and Experience: Mr. Chapman brings to his service on our Board of Directors broad public company experience, more than 25 years of senior executive experience in the restaurant industry, and in-depth knowledge of restaurant operations, development, supply chain, franchising, and evolving concepts.
Jeffrey Lawrence has served on the Board of Shake Shack since May 2023. Beginning in 2000, Mr. Lawrence spent more than 20 years at Domino’s Pizza, Inc., the leader in the global pizza industry, including five years as Executive Vice President & Chief Financial Officer. Mr. Lawrence was instrumental in Domino’s successful initial public offering, then the largest restaurant IPO ever, as well as the ground-breaking turnaround of the brand including the technological transformation, global expansion and dramatic increase in store level profitability, all of which led to best-in-class shareholder returns for more than a decade. Mr. Lawrence also previously served on the board of directors of Domino’s master franchisee in China. Subsequent to his time at Domino’s, he served as Chief Financial Officer of FIGS, Inc., a direct-to-consumer apparel brand, where he led its successful initial public offering and partnered to grow significant shareholder value during his tenure, from 2020 to

2021. Mr. Lawrence later served as Chief Financial Officer of ShiftKey, a technology-enabled marketplace connecting licensed professionals to the future of work, a position he held from 2022 to 2023. Mr. Lawrence began his career in public accounting and is a certified public accountant (registered status) in the State of Michigan. Mr. Lawrence holds an MBA with High Distinction from the Ross School of Business at the University of Michigan as well as a BBA (summa cum laude) from Wayne State University. Mr. Lawrence serves as a member of the board of directors of Xponential Fitness (NYSE: XPOF).
Key Skills and Experience: Mr. Lawrence brings to his service on our Board of Directors more than 25 years of experience with particular expertise in the consumer retail and restaurant industries globally as well as in digital and technological transformation, and capital markets.
Incumbent and Continuing Directors
Daniel Meyer has served as the Chairman of the Board of Directors of Shake Shack since January 2010. Mr. Meyer is the Founder and Executive Chairman of Union Square Hospitality Group (“USHG”), which owns and operates the following restaurants: Union Square Cafe, Gramercy Tavern, Blue Smoke, The Modern, the Cafes at MOMA, Porchlight, Daily Provisions, Ci Siamo and Manhatta; and an event services business, Union Square Events. The restaurants have earned 28 James Beard Awards among them. Mr. Meyer co-authored the best-selling Union Square Cafe Cookbook and authored the New York Times bestseller Setting the Table: The Transforming Power of Hospitality in Business. Mr. Meyer is currently a member of the board of directors of Olo, as well as the not-for-profit Madison Square Park Conservancy. Mr. Meyer previously served as a member of the board of directors of The Container Store from 2013 to 2017, Sotheby’s from 2011 to 2015 and OpenTable from 2000 through 2014, as well as the following not-for-profit organizations: City Harvest, New Yorkers for Parks, Union Square Partnership and NYC & Co.
Key Skills and Experience: Mr. Meyer brings to his service on our Board of Directors a deep understanding of our business derived from his leadership role in our founding and our subsequent growth, his long career in hospitality, and a particular knowledge and experience in strategic planning and leadership of complex organizations, hospitality businesses and board practices of other major corporations.
Anna Fieler has served on the Board of Directors of Shake Shack since December 2017. Ms. Fieler has served as a member of the board of directors of QuinStreet (NASDAQ: QNST) since July 2020, where she serves as a member of the audit committee. Ms. Fieler has also served on the board of J.Crew Group since January 2021 where she serves as a member of the audit committee and the technology investment task force. Ms. Fieler’s additional governance expertise includes having earned the CERT Certificate in Cybersecurity Oversight for public company board directors. Ms. Fieler is currently Founder & Partner of Madison Park Ventures, an investment and advisory firm she founded in 2019, focusing on seed to Series B technology companies that advance well-being, connection and productivity. Ms. Fieler served as Chief Marketing Officer of PopSugar Inc., a leading digital lifestyle media company, from 2014 to 2018. Prior to PopSugar, Ms. Fieler served as the Chief Marketing Officer of Stella & Dot LLC, an online social selling company, from 2011 to 2012. From 2009 to 2011, Ms. Fieler served as Vice President of Marketing at Shutterfly, Inc., the leading e-commerce company for personalized products and custom design, where she led the brand strategy for the company’s portfolio of brands and served as the head of marketing for Tiny Prints, Inc., a subsidiary she helped grow and scale prior to its acquisition by Shutterfly, Inc. Ms. Fieler also served in various leadership roles at eBay Inc. from 2001 to 2007. Ms. Fieler began her career in traditional advertising at Ogilvy & Mather. Ms. Fieler received an MBA from Harvard Business School in 2000 and graduated magna cum laude from Brown University in 1995. She serves on the Board of Directors of the San Francisco Opera Board.
Key Skills and Experience: Ms. Fieler brings to her service on our Board of Directors public company board experience, executive experience, cybersecurity oversight experience and in-depth knowledge regarding brand strategy, digital marketing and digital customer experience.

Jeff Flug has served on the Board of Directors of Shake Shack since January 2010. Mr. Flug has over 25 years of leadership and management experience primarily in the financial industry, as well as in the non-profit sector. After graduating from the University of Massachusetts/Amherst in 1984, with a BBA in Accounting, summa cum laude, Mr. Flug began his career as an accountant at PricewaterhouseCoopers where he attained his CPA in 1986. Mr. Flug attended Columbia Business School, where he received his MBA in Finance in 1988. In 1988, Mr. Flug joined Goldman, Sachs & Co., and ultimately served as a Managing Director and Head of Fixed Income Financial Futures and Options Sales. In 2000, Mr. Flug became the Head of North America Fixed Income Institutional Sales for JPMorgan Chase & Co. In 2006, Mr. Flug served as CEO and Executive Director for Millennium Promise, a not-for-profit organization whose mission is to end extreme poverty and malaria in Africa. Mr. Flug served as USHG’s Chief Financial Officer and Chief Operating Officer from December 2009 until January 2011, and as USHG’s President from January 2011 until his retirement from the company in June 2015. Mr. Flug currently serves as a board member of Pennant Park Investment Corporation and Pennant Park Floating Rate Capital Limited. Mr. Flug previously served as a member of the board of directors of USHG from 2009 until his retirement from the company in June 2015 and Sears Hometown & Outlet Stores and the Mountain School of Milton Academy, both from 2012 until 2015. Mr. Flug has been appointed by the Board to the position of Lead Director, effective immediately prior to the Annual Meeting.
Key Skills and Experience: Mr. Flug brings to his service on our Board of Directors a broad-base of financial experience and particular knowledge and experience in strategic planning and leadership of complex organizations as well as risks facing public companies.
Lori George has served on the Board of Directors of Shake Shack since October 2022. Ms. George is the former Global Chief Diversity, Equity and Inclusion (“DEI”) Officer for The Coca-Cola Company (“TCCC”), a role in which she served from October 2018 until March 2022. In that role, Ms. George led TCCC’s DEI Center of Excellence, directed to enable a more engaged global workforce, mirror the markets served, and support a more inclusive culture to best position the employees of TCCC to drive growth. Prior to this role, Ms. George served as the Vice President of Community and Stakeholder Relations for TCCC’s North America Operating Unit from January 2018 through September 2018. Since 2002 when she joined TCCC, Ms. George served in a number of roles at TCCC relating to public affairs, global issues communications, shareowner affairs, community and stakeholder relations, social impact and diversity, equity and inclusion with increasing responsibility. Prior to joining TCCC, Ms. George led her own public relations consultancy, LG Communications; was a vice president at Porter/Novelli, a leading public relations firm where she founded their Multicultural Communications and Alliance Building practices; and a senior public affairs specialist for the District of Columbia Government’s Office of Human Rights and Minority Business. Ms. George received her Bachelor of Arts in public relations from Howard University and her Master of Arts in public communications at American University. In 2019, Ms. George completed a 13-month Executive Leadership Experience Program at Harvard Business School and in 2021, Ms. George completed Stanford University Graduate School of Business Directors’ Consortium. Ms. George currently serves on the board of directors of Pioneer Natural Resources (NYSE: PXD), NAACP Foundation and Arete Executive Women of Influence. She is a founding member of TCCC’s Equity Accountability Councils, and a member of the National Association of Corporate Director’s Center for Inclusive Governance Advisory Council, Howard University’s School of Communications Board of Visitors, Executive Leadership Council, OnBoard, International Women’s Forum, Extraordinary Women on Boards, Leadership Atlanta, Black Women on Boards, Public Relations Society of American and The Links, Inc.
Key Skills and Experience: Ms. George brings to her service on our Board of Directors experience in leadership, growth and strategic planning in complex organizations and in developing and implementing breakthrough programs, including DEI programs, that meet organizational goals.
Randy Garutti has served as Shake Shack’s Chief Executive Officer and on the Board of Directors since April 2012. Prior to becoming Chief Executive Officer, Mr. Garutti served as Chief Operating Officer of SSE Holdings since January 2010. Prior to leading Shake Shack, Mr. Garutti was the Director of Operations for USHG, overseeing the operations for all its restaurants. In addition, Mr. Garutti served as General Manager of Union Square Cafe and Tabla, both of which won numerous accolades in the hospitality industry. Mr. Garutti graduated from Cornell University’s School of Hotel Administration in 1997. Mr. Garutti currently serves on the board of directors of Block, Inc. Mr. Garutti also is a member of the board of directors of the Columbus Avenue Business Improvement District, a not-for-profit organization. Effective on May 20, 2024, Mr. Garutti will resign as our Chief Executive Officer and as a member of the Board and, on the same date, Robert Lynch will join as Chief Executive Officer and be appointed as a member of the Board.
Robert Lynch was appointed as Shake Shack’s Chief Executive Officer and to the Board of Directors to be effective May 20, 2024. Prior to Shake Shack, Mr. Lynch served as President and Chief Executive Officer of Papa John’s International, Inc. since August 2019. Prior to joining Papa John’s, Mr. Lynch served in multiple positions within Arby’s Restaurant Group, Inc., including as President from August 2017 to August 2019 and Brand President and Chief Marketing Officer from September 2013 to August 2017. From 2012 until August 2013, Mr. Lynch served as Vice President of Marketing at Taco Bell. Mr. Lynch also held senior roles at H.J. Heinz Company and Procter & Gamble. Mr. Lynch currently serves on the board of directors at Kontoor Brands, Inc. (NYSE: KTB). Mr. Lynch is a graduate of the University of Rochester, where he obtained his BA and MBA.
Key Skills and Experience: Mr. Lynch will bring to his service on our Board of Directors extensive quick-service restaurant industry and marketing experience, leading purpose-driven organizations and high-performing teams, and growing successful consumer brands. Mr. Lynch also has a track record of leading brand turnaround and improved profitability.
Joshua Silverman has served on the Board of Directors of Shake Shack since November 2016. Mr. Silverman currently serves as CEO of Etsy, Inc., a position he has held since May 2017. Mr. Silverman served as Executive in Residence for Greylock Partners, a venture capital firm, from October 2015 to April 2017. He previously held this position from October 2010 through June 2011. From June 2011 to December 2015, Mr. Silverman served as President of Consumer Products and Services at American Express. Prior to joining American Express, Mr. Silverman served as CEO of Skype from February 2008 until September 2010. From July 2006 until March 2008, Mr. Silverman served as CEO of Shopping.com, an eBay company, and, from December 2003 until June 2006, Mr. Silverman served as Managing Director of Markplaats.nl & eBay NL, a Dutch subsidiary of eBay. Mr. Silverman is the co-founder of Evite, Inc., and served as its CEO from December 1998 until its sale in May 2001. Mr. Silverman received his BA in Public Policy from Brown University in 1991 and his MBA from Stanford University Graduate School of Business in 1997. Mr. Silverman currently serves on the board of directors of Etsy, Inc., as well as the following not-for-profit organizations: Code Nation, which equips students in under-resourced schools with both fundamental coding skills and professional experiences, and Clubbed Thumb Theater. He also served on the Consumer Advisory Board of the Consumer Financial Protection Bureau from 2012 to 2015.
Key Skills and Experience: Mr. Silverman brings to his service on our Board of Directors particular knowledge and experience in strategic planning and leadership of complex organizations, including risk and financial management. He also brings meaningful experience in cybersecurity and sustainability.
Tristan Walker has served on the Board of Directors of Shake Shack since June 2020. Mr. Walker is the Founder and was the Chief Executive Officer of Walker & Company Brands, which Mr. Walker founded in 2013 and which merged with Procter & Gamble in December 2018, through June 2023. Mr. Walker is also the Founder of Heirloom Management Co., an investment fund which aims to partner with founders of disruptive companies committed to developing culturally connected products and services. Prior to founding Walker & Company Brands, Mr. Walker was an Entrepreneur-in-Residence at Andreessen Horowitz from 2012 to 2013. From 2009 to 2012, Mr. Walker served as the Director of Business Development for Foursquare, where he oversaw strategic partnerships and monetization. In this role, Mr. Walker managed integrations with large brands and media companies including American Express, The New York Times, CNN, MTV, Starwood Hotels & Resorts, and Starbucks. In 2019,

Mr. Walker was named one of Fortune Magazine’s 50 “World’s Greatest Leaders.” Mr. Walker has also been named a USA Today Person of the Year, TIME 100 Next, Ebony Magazine’s 100 Most Powerful People, Vanity Fair’s “Next Establishment,” Fortune Magazine’s “40 Under 40,” AdAge “Creative 50,” and Black Enterprise’s “40 Next.” Mr. Walker is a member of the board of directors of Footlocker, Inc. and the Founder of CODE2040, a program that matches high performing Black and Latino undergraduate and graduate coders and software engineering students with Silicon Valley start-ups for summer internships. Mr. Walker holds a bachelor’s degree in economics from Stony Brook University, where he graduated as valedictorian in 2005, and obtained an MBA from the Stanford University Graduate School of Business in 2010.
Key Skills and Experience: Mr. Walker brings to his service on our Board of Directors a broad-based experience and deep knowledge of strategic planning in complex organizations as well as detailed understanding of brand and marketing strategies.
Jenna Lyons has served on the Board of Directors of Shake Shack since December 2014. Ms. Lyons served as the President, Executive Creative Director of J.Crew Group, Inc. from July 2010 until her resignation from the company in April 2017, and before that served as Executive Creative Director since April 2010. Prior to that, she was Creative Director since 2007 and, before that, was Senior Vice President of Women’s Design since 2005. Ms. Lyons joined J.Crew Group, Inc. in 1990 as an Assistant Designer and has held a variety of positions within J.Crew Group, Inc., including Designer from 1994 to 1995, Design Director from 1996 to 1998, Senior Design Director in 1999, and Vice President of Women’s Design from 1999 to 2005. Ms. Lyons is currently a member of the board of directors of the Council of Fashion Designers of America, a not-for-profit organization. As previously announced, Ms. Lyons will be stepping down from the Board effective immediately prior to the Annual Meeting.
Key Skills and Experience: Ms. Lyons has brought to her service on our Board of Directors deep knowledge and experience in leadership of and branding in complex organizations and retail businesses as well as a deep understanding of the consumer markets.
Jonathan Sokoloff has served on the Board of Directors of Shake Shack since December 2012. Mr. Sokoloff is currently a Managing Partner with LGP, which he joined in 1990. Before joining LGP, he was a Managing Director in Investment Banking at Drexel Burnham Lambert since 1985. Mr. Sokoloff serves as a member of the board of directors of the following companies or their parent holding companies: Jetro Cash & Carry, USHG and Mariner Wealth Advisors. He is a trustee of his alma mater, Williams College, as well as a trustee of the Los Angeles County Museum of Art and a director of the Melanoma Research Alliance. As previously announced, Mr. Sokoloff will be stepping down from the Board effective immediately prior to the Annual Meeting.
Key Skills and Experience: Mr. Sokoloff has brought to his service on our Board of Directors particular knowledge and experience in finance and capital market transactions, as well as his broad-based experience in the leadership of retail businesses and the board practices of other major corporations.
Robert Vivian has served on the Board of Directors of Shake Shack since June 2010. Mr. Vivian served as the Co-Chief Executive Officer of P.F. Chang’s China Bistro from January 2009 until his retirement from the company in December 2011. Prior to that time, he served as P.F. Chang’s President from December 2000 through January 2009 and as its Chief Financial Officer from 1996 through December 2000. Mr. Vivian is currently a member of the board of directors of Bonci USA. Mr. Vivian previously served as a director of Cheddar’s from December 2011 until April 2017 and P.F. Chang’s China Bistro from January 2009 through April 2011. Before joining P.F. Chang’s, Mr. Vivian served in a variety of positions with Brinker International, Inc. As previously announced, Mr. Vivian will be stepping down from the Board effective immediately prior to the Annual Meeting.
Key Skills and Experience: Mr. Vivian has brought to his service on our Board of Directors a breadth of financial and operational leadership experience in the hospitality industry, including global licensing. Mr. Vivian also brings experience in board practices of other major corporations.
The Board of Directors recommends a vote FOR the election of each of the nominated directors.

CORPORATE GOVERNANCE
Composition of our Board of Directors
We are committed to maintaining strong corporate governance practices that promote the long-term interests of the Company and our stockholders and help strengthen the oversight function of our management and Board of Directors. Additional information about our corporate governance policies and practices, including our committee charters, Corporate Governance Guidelines, and our Code of Business Conduct and Ethics can be found on our website under the “Corporate Governance” tab. Additionally, for more information on our commitment to corporate social responsibility and stewardship, including environmental sustainability, diversity and inclusion and other key initiatives, please see our Stand for Something Good Summary, which is discussed in more detail below and posted on our website referenced above.
The following table highlights some of our key corporate governance practices:
Corporate Governance Best Practices
☒ Diverse Board and policies emphasizing diversity	☒ Active stockholder engagement
☒ Quarterly review by the Nominating and Corporate Governance Committee of board structure, governance, and shareholder rights	☒ Robust commitment to corporate, environmental and social responsibility
☒ All directors attended at least 75% of Board and relevant committee meetings	☒ Regular review and assessment of committee responsibilities
☒ New director orientation and continuing director education	☒ Separate Chairman and CEO
☒ Annual board and committee assessments	☒ Quarterly executive sessions of independent directors
☒ Lead Independent Director elected by the independent directors	☒ Independent Audit, Compensation and Nominating and Corporate Governance Committees
☒ Strategic and risk oversight by full Board and committees	☒ Code of Business Conduct and Ethics
☒ Anti-hedging, anti-short-sale and anti-pledging policies	☒ Stock ownership policies for our executive officers and guidelines for directors
☒ Board oversight over human capital management, including culture and diversity, equity and inclusion	☒ Clawback policy for compensation erroneously paid
In accordance with our amended and restated certificate of incorporation and the second amended and restated bylaws, our Board of Directors is presently comprised of thirteen members and is divided into three classes with staggered three-year terms. As discussed in more detail above, the Board will be reduced to ten members immediately preceding the Annual Meeting. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Daniel Meyer serves as the Chairman of our Board of Directors. We believe the following directors are independent as determined by the rules of the New York Stock Exchange: Sumaiya Balbale, Charles Chapman III, Anna Fieler, Jeff Flug, Lori George, Jeffrey Lawrence, Jenna Lyons, Joshua Silverman, Jonathan Sokoloff, Robert Vivian, and Tristan Walker.

Daniel Meyer, Anna Fieler, Jeff Flug, and Lori George are the Class I directors and their terms will expire in 2025.
Randy Garutti, Joshua Silverman, Jonathan Sokoloff and Tristan Walker are the Class II directors and their terms will expire in 2026; Jonathan Sokoloff has announced his intention to step down from the Board of Directors effective immediately prior to the Annual Meeting. Also, effective on May 20, 2024, Mr. Garutti will resign as a member of the Board and Mr. Lynch will join the Board as a Class II director.
Sumaiya Balbale, Charles Chapman III, Jeffrey Lawrence, Jenna Lyons, and Robert Vivian are the Class III directors and their terms will expire in 2024; each of Jenna Lyons and Robert Vivian have announced their intentions to step down from the Board of Directors effective immediately prior to the Annual Meeting and to not stand for re-election at the Annual Meeting. Messrs. Chapman and Lawrence were added to the Board under the previously disclosed cooperation agreement.
When evaluating the designation of our directors into the appropriate class, our Board considers a variety of factors, including the experience and tenure of the directors in each respective class.
We believe that the division of our Board into three classes continues to be the appropriate structure for the Company. This structure, among other things:
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Promotes stability and continuity, allowing our Board and management to remain focused on our long-term strategic objectives;

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Enhances independence of our non-employee directors by decreasing potential pressures from special interest groups or others who may have motives or interests contrary to the creation of sustainable stockholder value; and

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Allows for the development of institutional knowledge at the Board level, which we believe is important as we continue to grow and develop our business.

As noted above, the Nominating and Corporate Governance Committee reviews and considers on a quarterly basis whether our Board structure continues to align with the Company’s long-term strategic objectives, as well as reviews and considers other stockholder rights, all of which the Committee periodically reviews with the Board.
Pursuant to the Stockholders Agreement, described under “Certain Relationships and Related Party Transactions—The IPO and Other Organizational Transactions—Stockholders Agreement,” the Meyer Group is entitled to designate individuals to be included in the slate of nominees recommended by our Board of Directors, for election to our Board of Directors at each annual or special meeting at which directors are to be elected, as follows: so long as the Meyer Group owns in the aggregate (i) at least 50% of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being three directors on the Board of Directors who are deemed to have been designated by the Meyer Group, (ii) less than 50%, but at least 33%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being two directors on the Board of Directors who are deemed to have been designated by the Meyer Group, (iii) less than 33%, but at least 20%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being one director on the Board of Directors who is deemed to have been designated by the Meyer Group, and (iv) less than 20% of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will not be entitled to nominate any individuals to serve as a director on the Board of Directors. As of the Record Date, the Meyer Group owns less than 50%, but at least 33%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO. The Stockholders Agreement was amended concurrently with the cooperation agreement to make certain changes, including that the Meyer Group’s right to designate nominees will terminate immediately after the 2025 annual meeting of stockholders.
The Meyer Group may only designate an individual or individuals to the extent that its designee(s) is up for election at an annual meeting.
Leadership Structure of the Board of Directors
The positions of Chairman of the Board and Chief Executive Officer are presently separated, and when our new Chief Executive Officer joins the Company and the Board on May 20, 2024, we plan to continue this separation of roles. We believe this arrangement, at this time, allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our bylaws and corporate governance guidelines, which do not require that our Chairman and Chief Executive Officer positions be separate, allow our Board to determine the board leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business, our senior executive personnel, and other factors.
Lead Director
The Board of Directors created the position of lead director (“Lead Director”) to serve as the lead non-management director of the Board in 2021, after having reviewed the duties and authority of the previously named Presiding Director function. The Lead Director will serve in such capacity on an annual basis consistent with the Board’s service year. The Lead Director does not receive any additional compensation for such position, although consideration for such compensation may be discussed in the future. Mr. Vivian was appointed Lead Director through the current director service year. Mr. Vivian has informed the Board of his intention to step down from the Board effective immediately prior to the Annual Meeting and to not stand for re-election as a Class III director at the Annual Meeting. The Board has appointed Mr. Flug to replace Mr. Vivian as the Lead Director following the departure of Mr. Vivian from the Board effective immediately prior to the Annual Meeting.
The Lead Director has the power and authority to: (i) preside at all meetings of non-management directors when they meet in executive session without management participation; (ii) set agendas, priorities and procedures for meetings of non-management directors meeting in executive session without management participation; (iii) report to the Board and senior management concerning those matters discussed in executive session without management participation that require further attention or for which decisions have been made; (iv) generally assist the Chairman of the Board and to serve as liaison between the Chairman and non-management directors; (v) add agenda items to the established agenda for meetings of the Board; (vi) request access to the Company’s management, employees and its independent advisers for purposes of discharging his or her duties and responsibilities as a director; and (vii) retain independent outside financial, legal or other advisors at any time, at the expense of the Company, on behalf of the Board or any committee or subcommittee of the Board.
Communications by Stockholders and Other Interested Parties with the Board of Directors
Stockholders and other interested parties may contact the Lead Director and the Secretary, by sending regular mail to the Lead Director and the Secretary, Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014, Attention: Secretary, or by email at investor.shakeshack.com.
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We initially will receive and process communications before forwarding them to the addressee. We also may refer communications to other departments at the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of these Committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are described below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Pursuant to the terms of the Stockholders Agreement, as long as the Meyer Group has the right to designate between one and three individuals for nomination to the Board of Directors, the Meyer Group will have the ability to assign at least one-third, but in no event fewer than one, of the members of each committee of the Board of Directors.
Audit Committee
The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our website at investor.shakeshack.com, under “Governance Documents.” In accordance with its charter, the Audit Committee, among other responsibilities, (i) engages and oversees our independent registered public accounting firm; (ii) reviews and discusses with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC and the other financial information presented to our stockholders; (iii) reviews with our independent registered public accounting firm the scope and results of their audit; (iv) approves all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (v) reviews and monitors our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (vi) reviews our responsibilities with respect to risk assessment and risk management; (vii) establishes procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (viii) reviews risk assessments from management with respect to our information technology systems and procedures, including cybersecurity, and oversees our cybersecurity risk management processes; and (ix) reviews risk assessments from management with respect to our food safety and quality assurance practices, and oversees our food safety and quality assurance risk management processes.
Our Audit Committee currently consists of Sumaiya Balbale, Jeff Flug, Jeffrey Lawrence, Joshua Silverman, and Robert Vivian, with Mr. Vivian serving as chair. As required by Rule 10A-3 of the Exchange Act and the New York Stock Exchange rules, each of Messrs. Vivian, Flug, Lawrence, and Silverman and Ms. Balbale meets the definition of “independent director” for purposes of serving on an audit committee. In addition, the Board of Directors has determined that each of Messrs. Vivian, Lawrence, and Silverman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Vivian has informed the Board of his intention to step down from the Board effective immediately prior to the Annual Meeting and to not stand for re-election as a Class III director at the Annual Meeting. The Board has appointed Mr. Lawrence to replace Mr. Vivian as the chair of the Audit Committee following the departure of Mr. Vivian from the Board effective immediately prior to the Annual Meeting.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Nominating and Corporate Governance Committee’s responsibilities and how they will be carried out. The Nominating and Corporate Governance Committee’s charter is available on our website at investor.shakeshack.com, under “Governance Documents.” The primary responsibilities of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors and in accordance with the terms of the Stockholders Agreement; (ii) develop and recommend to our Board of Directors a set of corporate governance guidelines and principles; (iii) oversee the evaluation of the Board of Directors; (iv) review the overall adequacy and provide oversight with respect to the Company’s environmental, social and related governance strategy, initiatives and policies; and (v) review and provide oversight of the Company’s commitment to corporate social responsibility and diversity, equity and inclusion matters and the Company’s strategies, initiatives and policies for the same. Our Corporate Governance Guidelines contain the current Board of Directors membership criteria that apply to nominees recommended for a position on the Board of Directors.
Our Nominating and Corporate Governance Committee currently consists of Jeff Flug, Lori George, Jenna Lyons, Joshua Silverman, and Tristan Walker, with Mr. Flug serving as chair. As required by the New York Stock Exchange rules, each of Messrs. Flug, Silverman and Walker and Mses. George and Lyons meets the definition of “independent director” for purposes of serving on a nominating and corporate governance committee. Ms. Lyons has informed the Board of her intention to step down from the Board effective immediately prior to the Annual Meeting and to not stand for re-election as a Class III director at the Annual Meeting. Ms. Lyons will also step down as a member of the Board’s Nominating and Corporate Governance Committee effective immediately prior to the Annual Meeting. As a result of Mr. Flug’s appointment to the position of Lead Director, Mr. Flug will resign as chair of the Nominating and Corporate Governance Committee, and the Board has appointed Ms. George as the chair of the Nominating and Corporate Governance Committee, effective immediately prior to the Annual Meeting.
Compensation Committee
The Compensation Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Compensation Committee’s responsibilities and how they will be carried out. The Compensation Committee’s charter is available on our website at investor.shakeshack.com under “Governance Documents.” In accordance with its charter, the primary responsibilities of the Compensation Committee are to (i) review and approve the Company’s executive compensation strategy and in connection with such review, identify and approve the Company’s peer group companies and to establish appropriate targets, as well as the level and mix of compensation elements for executive compensation; (ii) review and approve the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine the compensation of the Chief Executive Officer based upon that evaluation; (iii) review and set or make recommendations to the Board of Directors regarding the compensation of other executive officers; (iv) review and make recommendations to the Board of Directors regarding director compensation; (v) review and approve or make recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based plan and arrangements; (vi) ensure an appropriate management development and succession strategy with respect to the Chief Executive Officer, the other executive officers, and senior management; and (vii) review risk assessments from management with respect to the Company’s people practices, including without limitation, recruiting and retention, culture and labor.
Our Compensation Committee currently consists of Sumaiya Balbale, Charles Chapman III, Anna Fieler, Jenna Lyons, Jonathan Sokoloff, and Robert Vivian, with Ms. Balbale serving as chair. As required by New York Stock Exchange rules, each of Messrs. Chapman, Sokoloff, and Vivian and Mses. Balbale, Fieler, and Lyons meets the definition of “independent director” for purposes of serving on a compensation committee. Ms. Lyons and Messrs. Sokoloff and Vivian have informed the Board of each of their intentions to step down from the Board effective immediately prior to the Annual Meeting, and Ms.Lyons and Mr. Vivian will not stand for re-election as Class III directors at the Annual Meeting. Ms. Lyons and Messrs. Sokoloff and Vivian will also step down as members of the Board’s Compensation Committee effective immediately prior to the Annual Meeting.
Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us,

and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board of Directors does not have a standing risk management committee, but rather we administer this oversight function directly through our Board of Directors as a whole. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Nominating and Corporate Governance Committee is responsible for the oversight of risks associated with environmental, social and governance matters and diversity, equity and inclusion, and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk taking. Our Audit Committee also oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions. Additionally, our Audit Committee oversees cybersecurity risk as part of its responsibilities for the Company’s risk management approach and structure. The Audit Committee receives quarterly reports from management, including the Director of Information Security who is responsible for leading our governance on information security. The Audit Committee then reports to the Board regarding its activities related to cybersecurity, data privacy and other information technology risks.
In addition, our management has created a Risk Management Oversight Committee, which is responsible for monitoring the Company’s risk environment and providing direction for the activities that are anticipated to mitigate, to an acceptable level, the risks that may adversely affect the Company’s ability to achieve its goals. The Risk Management Oversight Committee facilitates and monitors the implementation of effective risk mitigation steps taken by all Company leaders and assists risk owners in defining target risk exposure and reporting adequate risk-related information throughout the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Risk Considerations in our Compensation Program
We conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation program and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards, encourage employees to maintain both a short- and long-term view with respect to Company performance.
Code of Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, investor.shakeshack.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of the code.
Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.
Director Recommendations
The Nominating and Corporate Governance Committee, in recommending director candidates, and the Board, in nominating director candidates, will evaluate candidates in accordance with the qualification standards set forth in our Corporate Governance Guidelines, available on our website,

investor.shakeshack.com. In addition, the Nominating and Corporate Governance Committee and the Board may also consider the additional selection criteria listed in the Corporate Governance Guidelines. These qualification standards and additional selection criteria are summarized below.
Director Qualification Standards
The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
Additional Selection Criteria
In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
•
Experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
Experience as a board member of another publicly held company;

•
Experience as an executive of a publicly held retail restaurant company;

•
Professional and academic experience relevant to the Company’s industry;

•
Diversity (race, ethnicity, gender, geography, sexual orientation, age, nationality, religious beliefs, socio-economic status, physical and/or mental capabilities);

•
Strength of the candidate’s leadership skills;

•
Experience in finance and accounting and/or executive compensation practices;

•
Experience in successfully scaled technology business(es);

•
Whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings;

•
Appreciation/understanding of the values of Daniel Meyer’s vision of “Enlightened Hospitality”/culture/brand strength;

•
International business experience, in particular with respect to franchising or licensing;

•
Understanding of technologies pertinent to the Company’s business;

•
Experience with raising and deploying capital; and

•
Experience in addressing sustainability priorities.

In addition, the Board considers whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.
The Board also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Diversity
The Company values diversity on a Company-wide basis and seeks to achieve a mix of Board members that represent a diversity of background and experience, including with respect to race, ethnicity, gender, geography, sexual orientation, age, nationality, religious beliefs, and occupation. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. The Company’s Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee is to take into account the overall diversity of the Board when identifying possible nominees for director. The Nominating and Corporate Governance Committee implements that policy, and assesses its effectiveness, by examining the diversity of all the directors on the Board when it selects nominees for directors. The diversity of directors is one of the factors that the Nominating and Corporate Governance Committee considers, along with the other selection criteria described above. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition.
Board Diversity
The following table sets out the diversity of the Board currently, on an individual basis. We believe our Board of Directors is highly diverse, in terms of gender, religion, ethnicity, age, and experience and skill set.
Total Number of Directors	13
	Female	Male
Directors	4	9
Number of Directors Who Identify in Any of the Categories Below:
Race/Ethnicity
African American/Black	1	1
Asian/South Asian American	2	-
White/Caucasian	1	8
LGBTQ+	1	-
Upon Ms. Lyons and Messrs. Sokoloff and Vivian stepping down from the Board, along with Mr. Garutti also stepping down from the Board and Mr. Lynch being appointed to the Board, as of the Annual Meeting, the Board will consist of ten directors. As of the Annual Meeting, 30% of our Board will be gender diverse and 40% race/ethnicity diverse, and will consist of four members who joined the Board in the last five years.
Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, but it has no obligation to recommend such candidates. A stockholder that wants to recommend a candidate for election to the Board of Directors should send a recommendation in writing to Shake Shack Inc., c/o Corporate Secretary, 225 Varick Street, Suite 301, New York, New York 10014. Such recommendation should describe the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director.
Stockholders may also nominate directors at the Annual Meeting by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.
Prohibitions on Insider Trading and Hedging Transactions
We have adopted an Insider Trading Policy which prohibits the purchase and sale of our equity securities by any director, officer and employee that may be in possession of material and non-public information relating to the Company. The insider trading policy provides guidance as to what constitutes material information and when information becomes public. The insider trading policy addresses transactions by family members and under Company plans, as well as other transactions which may be prohibited. The policy discusses the consequences of an insider trading violation, additional trading restrictions and certain reporting requirements applicable to directors, officers and designated key employees. The policy also contains guidelines and requirements related to the establishment of Rule 10b5-1 trading plans. Our insider trading policy is available on our website at investor.shakeshack.com, under “Governance Documents.”

Our Insider Trading Policy also precludes all of the Company’s employees, including our named executive officers, along with our directors, from engaging in hedging transactions involving the Company’s equity securities, including short selling, buying exchange-traded put options or call options associated with our stock, transactions relating to zero-cost collars, forward sales contracts, purchases of the Company’s securities on margin, and pledging the Company’s securities as collateral to secure loans. We aim to restrict these transactions because they could serve to “hedge” the risk of owning our stock and otherwise can be highly speculative transactions with respect to our stock.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Compensation
The Compensation Committee periodically reviews the director compensation program and its competitiveness relative to the compensation peer group as well as other industry peers.
Since April 2022, our non-employee director compensation policy awards each non-employee director a combination of cash and restricted stock units in consideration for his or her service on our Board of Directors as follows: (A) (1) annual cash compensation equal to $62,500, payable in four equal installments following each of the Board’s quarterly meetings, and (2) for the chairperson of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, additional annual cash compensation equal to $10,000, $7,500, and $5,000, respectively, payable in four equal installments following each of the Board’s quarterly meetings; and (B) (1) an annual equity award in the form of restricted stock units with an aggregate grant date fair value of $62,500 granted immediately following the annual meeting of stockholders, and (2) for the chairperson of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, an additional annual equity award in the form of restricted stock units with an aggregate grant date fair value of $10,000, $7,500, and $5,000, respectively, granted immediately following the annual meeting of stockholders. With respect to the annual cash compensation, each director may elect to receive all, 75%, or 50% of his or her annual cash compensation in the form of additional restricted stock units.
The terms of each such annual equity award described above is set forth in a written award agreement between the applicable non-employee director and us, which provides for vesting after one year of continued service as a director, subject to acceleration upon a change of control.
The non-employee director compensation policy may be further amended, modified or terminated by our Board of Directors at any time in its sole discretion.
In addition to the non-employee director compensation policy, we adopted a director stock ownership policy encouraging non-employee directors to hold shares of our Class A common stock and/or LLC Interests with a value equal to or in excess of the fair value of the restricted stock units or other equity award that the non-employee director received as an annual equity award on or following the most recent annual meeting.

The following table sets forth the cash compensation and equity grant for each of our non-employee directors in fiscal 2023. The awards below were made in accordance with the above compensation amounts.
Name	Fees paid in cash ($)(1)	Restricted Stock Units ($)(2)(3)	Total ($)
Daniel Meyer	-	125,017	125,017
Sumaiya Balbale	52,500	70,040	122,540
Charles Chapman III	-	125,019	125,019
Anna Fieler	46,875	62,508	109,383
Jeff Flug	67,500	67,556	135,056
Lori George	54,688	62,508	117,196
Jeffrey Lawrence	-	125,017	125,017
Jenna Lyons	62,500	62,508	125,008
Joshua Silverman	46,875	62,508	109,383
Jonathan Sokoloff	62,550	62,508	125,058
Robert Vivian	72,500	72,525	145,025
Tristan Walker	62,500	62,508	125,008

(1)
In fiscal 2023, nine non-employee directors received cash compensation under the non-employee director compensation policy. The fiscal year 2023 includes one quarter of the Board service year that commenced in 2022 and three quarters of the Board service year that commenced in 2023. For the service year that began in the second quarter of 2022, Messrs. Meyer and Silverman and Mses. Balbale and Fieler elected to receive their cash compensation in the form of equity compensation. Ms. George elected to receive 50% of her cash compensation, prorated due to her appointment during the service year, in the form of equity compensation. For the service year that began in second quarter of 2023, Messrs. Meyer, Chapman and Lawrence elected to receive their cash compensation in the form of equity compensation.

(2)
In fiscal 2023, each non-employee director was awarded equity compensation in consideration for his or her time of service on the Board of Directors consistent with the non-employee director compensation policy. Fiscal 2023 awards were granted to Board members as of the date of the 2023 annual meeting held on June 29, 2023. Mr. Chapman’s award was granted as of July 24, 2023.

(3)
As of December 27, 2023, the following non-employee directors held unvested restricted stock units as follows: Mr. Meyer - 1,610; Ms. Balbale - 902; Mr. Chapman - 1,619; Ms. Fieler - 805; Mr. Flug - 870; Ms. George - 805; Mr. Lawrence - 1,610; Ms. Lyons - 805; Mr. Silverman - 805; Mr. Sokoloff - 805; Mr. Vivian - 934; and Mr. Walker - 805.

Board and Annual Meetings
During fiscal 2023, the Board of Directors held ten meetings, each of the Nominating and Corporate Governance Committee and the Compensation Committee held five meetings, and the Audit Committee held four meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and meetings held by any of the committees of the Board on which such director served.
The Company’s directors are expected to attend our Annual Meeting pursuant to our mandatory attendance policy. All of the Company’s directors at the time of the Company’s 2023 annual meeting attended such meeting.
Stand For Something Good Summary
Our mission is to Stand For Something Good® in all aspects of our business, including the premium ingredients making up our menu, the design of our Shacks and our community engagement. Stand For Something Good is a call to action for all of our stakeholders—our team, guests, communities, suppliers and investors—and we actively invite them all to share in this philosophy with us. This commitment drives our integration into the local communities in which we operate and fosters a deep and lasting connection with our guests. We are committed to a positive social impact, creating a more equitable and inclusive workplace and community and increasing environmental sustainability, including through our responsible product sourcing initiatives and sustainable packaging pilots. Our Stand For Something Good Summary is available on our website at investor.shakeshack.com, under “Governance Documents.” Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.
Our Stand For Something Good Summary is our presentation of our commitment to Environmental, Social and Governance (“ESG”) principles, including our social impact and culture; our environmental responsibility and our commitment to a responsible future; and our corporate governance and the ethical operation of our day-to-day business.
Social Impact and Culture
As of December 27, 2023, we had 12,196 employees and 518 total Shacks. We are committed to doing the right thing for our teams, guests, and communities. We challenge ourselves, hold each other accountable and take care of one another. Our inclusive culture and welcoming environment complement our modern, fun and elevated versions of American classic food. Among other initiatives, we have:
•
Continued our corporate social responsibility initiatives, including hosting Donation Days with several Shack openings, direct financial contributions for causes we believe in and providing our employees with financial assistance through our HUG (Help Us Give) Fund;

•
Launched additional talent development programs, including leadership development and mentorship programs; and

•
Collaborated with a number of local artists in conjunction with various Shack openings to help celebrate and welcome the communities in which we operate as well as support the artists themselves.

Diversity, Equity and Inclusion
Our commitment to our teams and their success is unwavering. We strive to uplift, inspire, and connect people and do so in an environment that is welcoming and inclusive. Our DEI program, All-In, is part of that mission. With the support of executive leaders, All-In works to ensure Shake Shack provides equal opportunities for all, and removes obstacles or barriers to success, while also fostering a culture of inclusion and belonging. Our All-In program’s initiatives include:
•
Employee Resource Groups (“ERG”)—We strive to empower our employees and strengthen the Shake Shack community through our ERGs. Our current ERGs focus on women, Black, Hispanic, Asian, and LGBTQ+ identifying employees. Led by volunteers and sponsored by members of our executive team, our ERGs actively work to educate the broader Company on their demographic group; support each other through mentoring, networking, and professional development; and provide their unique perspective on business initiatives. We also host a Stand Together Series forum to discuss ongoing social issues. It is an internal storytelling platform used to educate, connect, and inspire our employees to take action to create a more equitable and inclusive world. Through the series, we have amplified the stories, experiences, and voices of diverse employees. These groups support both personal and professional development while helping to foster an inclusive workplace.

•
Diversity, Equity & Inclusion (“DEI”) Curriculum—All employees participate in our foundational DEI course which aims to help them understand what DEI means and why it’s important to Shake Shack. In fiscal 2023, we enhanced our unconscious bias learning modules for leaders to better help them recognize bias and provide them with tools to address its harmful impacts in the workplace.

•
External Recognition—For the fifth year in a row, we are proud to be recognized as a “Best Place to Work for LGBTQ+ Equality” by the Human Rights Campaign, earning a 100% score on their Corporate Equality Index for our support of the LGBTQ+ community in the workplace.

In addition, we were honored by Newsweek’s America’s Greatest Workplaces series for Greatest Workplaces for Diversity, and Greatest Workplaces for Job Starters. These designations highlight the core of our Enlightened Hospitality ethos and our commitment to a great workplace for all.
•
LGBTQ+ Inclusion—We are committed to creating welcoming spaces for our employees and guests and continue to do so by educating our employees on how to be an ally through our LGBTQ+ ally guide and our new transgender ally guide. In addition, we encourage our employees to share their pronouns and gender identity beyond binary classifications within our internal human capital system and wear patches on their work attire in our Shacks. We address gender identity and sexual orientation discrimination as part of required anti-harassment training and work towards classifying more single-stall restroom facilities as gender inclusive in our Shacks.

Workforce Diversity
We aim to be as diverse as the communities we serve, and are proud of the diversity of our workforce. We highlight the diversity of our overall workforce as well as management and leadership in our Stand for Something Good Summary, including the overall gender and racial diversity of our overall workforce, Shack management, Shack leadership, home office leadership, our new hires, and our overall promotions. By 2025, we are targeting 50% of our Shack leadership and 30% of our home office leadership roles to be filled by people of color and to achieve gender parity across all leadership roles. While we continue to make strides toward these goals, we recognize that change takes time.
Sustainable Designs and Responsible Future
We have continued our focus on the sustainability of our operations. In addition to our regenerative farming efforts, we have focused on:
•
Sustainable packaging, and mitigating our waste impact by removing unnecessary packaging elements and switching to more sustainable, certified materials whenever possible.

•
Our energy and water usage, including ongoing efforts to utilize solar energy at some of our Shacks.

•
Sustainable design elements, including repurposed boarding, LED/motion sensor lights and energy efficient equipment, and fabricating our interior furniture in the U.S., utilizing only suppliers with similar sustainability initiatives to ours.

In addition, to provide increased transparency, we have started to assess and report on our Scope 1 and Scope 2 greenhouse gas emissions, which is available in our Stand for Something Good Summary. Our accounting methodology follows the standards set forth by the WRI’s Greenhouse Gas Protocol Corporate Standard, and our data was reviewed by a third party for completeness and accuracy.
Menu Innovation and Animal Welfare
Through our domestic food supply chain, we are committed to working with best-in-class, diverse suppliers. We pride ourselves on sourcing premium ingredients from like-minded ranchers, farmers and supply partners.
•
Our animal welfare initiatives include standing firmly behind the Five Freedoms of each species, a comprehensive framework formalized by the UK Farm Animal Welfare Council. This means we have a zero-tolerance policy for animal abuse across the entire lifespan of an animal.

•
Food safety and quality is our top priority. We maintain a commitment to providing industry leading food safety programs, including rigorous standards, surveillance routines and monitoring of all our supplier partners.

•
Our menu innovation has included vegetarian options, including expanding our Veggie Shack nationally.

Corporate Governance and Ethical Operation of our Business
Our Board of Directors and management team are committed to the ethical operation of our day-to-day business and are committed to managing the risks, opportunities, and responsibilities that arise from ESG matters.
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing and providing oversight with respect to the Company’s ESG strategy, initiatives and policies, as well as the Company’s commitment to corporate social responsibility, sustainability, and DEI matters, and the Company’s strategies, initiatives and policies for these areas. Our Nominating and Corporate Governance Committee reviews the status of our ESG priorities and sustainability initiatives and the Chair of the Committee presents on the status of these programs to the Board of Directors from time to time and as requested by the Board to monitor our ongoing progress.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2024, and recommends that the stockholders vote for ratification of such appointment. EY has been engaged as our independent registered public accounting firm since September 9, 2014. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of EY as the Company’s independent registered public accounting firm for fiscal 2024 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of EY to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees for various professional services rendered by EY:
	2023	2022
Audit Fees(1)	$1,820,945	$1,613,454
Audit Related Fees(2)	12,500	-
Total Fees	$1,833,445	$1,613,454

(1)
Consists of fees for professional services rendered for the audits of the Company’s consolidated financial statements included in its Annual Reports on Form 10-K for fiscal years 2023 and 2022 and for the review of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for fiscal years 2023 and 2022. Fiscal 2023 includes additional fees related to the restatement of prior periods in the 2023 Form 10-K.

(2)
Consists of fees for post-report review procedures performed on Form 10-K/A for fiscal year 2022.

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by EY. These services may include audit services, audit-related services, tax services and all other services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval if it is to be provided by EY.
All of the services described above were approved by the Audit Committee.
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

PROPOSAL NO. 3 - APPROVE (ON AN ADVISORY BASIS) COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures. The advisory stockholder vote to approve NEO compensation is often referred to as the “say-on-pay vote.”
The Compensation Committee believes that compensation of our executive officers in fiscal 2023 met the objectives of our program which were to foster long-term business success using a pay-for-performance philosophy intended to encourage performance and growth and to align the executive officers’ interests with those of our stockholders.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders approve the compensation of Shake Shack’s executive officers named in the Summary Compensation Table, as disclosed in Shake Shack’s Proxy Statement dated April 25, 2024, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.
Although this say-on-pay vote proposal is advisory and not binding, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. In each case, the Compensation Committee will seek to understand the concerns that influenced the vote and address them in making future decisions affecting our executive compensation program.
Please refer to the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Fiscal 2023 Compensation Tables” for a detailed discussion of our executive compensation principles and practices, the fiscal 2023 compensation of our NEOs, and changes implemented in our program for fiscal 2023.
We urge you to read these sections of the Proxy Statement and the related compensation tables closely in determining how to vote on this matter.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL NO. 4 - PROPOSAL REGARDING THE FREQUENCY (ON AN ADVISORY BASIS) OF THE NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTE
In accordance with the Dodd-Frank Act, we are seeking the input of our stockholders on the question of how frequently Shake Shack should seek the stockholder vote to approve (on an advisory basis) the compensation of our NEOs. The advisory stockholder vote to approve NEO compensation is often referred to as the “say-on-pay” vote. Proposal No. 3 is such a “say-on-pay proposal. This Proposal No. 4 is often referred to as a “say-on-frequency” vote.
We are soliciting your advisory vote on whether to have the say-on-pay vote at the annual meeting stockholders every one, two or three years.
We value the opinion of our stockholders and encourage communication regarding our executive compensation policies and practices. The Board believes that continuing to have a “say-on-pay” vote every year will provide us with valuable feedback from our stockholders on our executive compensation policies and practices. We view an annual frequency as a corporate governance best practice. Accordingly, the Board recommends that stockholders vote for “one year” as the frequency of our “say-on-pay” advisory votes.
Although, as an advisory vote, this proposal is not binding upon Shake Shack or the Board, the Board expects that it will adopt as Shake Shack’s policy the frequency for say-on-pay votes that is chosen by the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or voting by proxy. If no frequency receives the affirmative vote of such a majority, our Board intends to regard the frequency receiving the greatest number of votes as the recommendation of our stockholders.
The Board of Directors recommends you vote, on an advisory basis, for a frequency of say-on-pay votes of every ONE YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our Class A common stock and Class B common stock, as of the Record Date, for:
•
each person known by us to beneficially own more than 5% of our outstanding Class A common stock or Class B common stock, based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act;

•
each of our directors and NEOs; and

•
all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC under which beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. However, in computing the number of shares of Class A common stock beneficially owned by an individual or entity, we do not include LLC Interests, which are exchangeable into Class A common stock, held by such individual or entity because the voting rights represented by the LLC Interests are reflected in the shares of Class B common stock reported for such individual or entity. Unless otherwise indicated, the address of all listed stockholders is c/o Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(1)
	Number	Percentage	Number	Percentage
Named Executive Officers and Directors
Daniel Meyer(2)	1,795,997	4.5%	1,861,057	66.4%	8.6%
Randy Garutti(3)	79,630	*	293,523	10.5%	*
Katherine Fogertey	10,168	*	—	—%	*
Zachary Koff(4)	44,765	*	—	—%	*
Sumaiya Balbale	6,106	*	—	—%	*
Charles Chapman III	—	—	—	—%	—
Jeff Flug	2,884	*	—	—%	*
Lori George	943	*	—	—%	*
Jeffrey Lawrence	—	—	—	—%	—
Anna Fieler	6,501	*	—	—%	*
Jenna Lyons(5)	11,157	*	—	—%	*
Joshua Silverman(6)	8,168	*	—	—%	*
Jonathan Sokoloff(7)	15,065	*	—	—%	*
Robert Vivian	32,553	*	—	—%	*
Tristan Walker	3,277	*	—	—%	*
All directors and executive officers as a group (fifteen persons)	1,972,449	5.0%	2,154,580	76.9%	9.7%
Other 5% Stockholders
BlackRock, Inc.(8)	6,158,465	15.5%	—	—%	14.5%
The Vanguard Group(9)	4,467,466	11.3%	—	—%	10.5%

*
Represents beneficial ownership of less than 1%.

(1)
Includes the voting power of each owner based on the voting power held through both the owner’s Class A common stock and Class B common stock. Represents percentage of voting power of the Class A common stock and Class B common stock of Shake Shack voting together as a single class.

(2)
Includes (i) 480,437 shares of Class A common stock held by the Investment Trust, of which Mr. Meyer is the grantor, trustee and beneficiary, (ii) 10,254 shares of Class A common stock that Mr. Meyer currently has the right to acquire through the exercise of stock options, (iii) 1,861,057 shares of Class B common stock held by the Gift Trust, of which Mr. Meyer’s spouse is a trustee and beneficiary, and (iv) 1,305,306 shares of Class A common stock held by the Gift Trust. Mr. Meyer disclaims beneficial ownership of all of the shares held by the Gift Trust.

(3)
Includes 55,972 shares of Class B common stock held by The Randall J. Garutti 2014 GST Trust, of which Mr. Garutti’s spouse is a trustee and beneficiary. Mr. Garutti disclaims beneficial ownership of all of the shares held by The Randall J. Garutti 2014 GST Trust.

(4)
Based solely on the Form 4 filed by Mr. Koff, our former Chief Operating Officer, on June 21, 2023, Mr. Koff beneficially owns 38,682 shares of our Class A common stock. Also includes 4,835 shares of Class A common stock that Mr. Koff received upon the acceleration of his RSU awards pursuant to his Separation Agreement (as defined below) and 5,100 shares of Class A common stock that Mr. Koff has the right to acquire through the exercise of stock options. Also in connection with the Separation Agreement, Mr. Koff forfeited 15,551 shares of Class A common stock related to RSU awards.

(5)
Includes 3,689 shares of Class A common stock that Ms. Lyons has the right to acquire through the exercise of stock options.

(6)
Includes 1,108 shares of Class A common stock that Mr. Silverman has the right to acquire through the exercise of stock options.

(7)
Includes 10,254 shares of Class A common stock that Mr. Sokoloff has the right to acquire through the exercise of stock options.

(8)
Based on a Schedule 13G filed by BlackRock, Inc. on January 22, 2024. According to the Schedule 13G, BlackRock, Inc. has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 6,027,178 shares, 0 shares, 6,158,465 shares, and 0 shares, respectively, of Class A common stock. The principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(9)
Based on a Schedule 13G filed by The Vanguard Group on February 13, 2024. According to the Schedule 13G, The Vanguard Group has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 0 shares, 69,220 shares, 4,362,731 shares and 104,735 shares, respectively, of Class A common stock. The principal business office of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Executive Officers
The following table sets forth information regarding the executive officers of the Company as of the Record Date:
Name	Age	Position
Randy Garutti	49	Chief Executive Officer and Director (resignation effective May 20, 2024)
Katherine Fogertey	40	Chief Financial Officer
Randy Garutti - please see “Proposal No. 1—Election of Directors—Incumbent and Continuing Directors” for Mr. Garutti’s biography.
Effective on May 20, 2024, Mr. Garutti will resign as our Chief Executive Officer and as a member of the Board and, on the same date, Robert Lynch will join as our Chief Executive Officer and be appointed as a member of the Board.
Katherine Fogertey has served as Shake Shack’s Chief Financial Officer since June 2021. Prior to joining Shake Shack, Ms. Fogertey spent 16 years at Goldman Sachs, where she recently served as Vice President & Lead Equity Analyst for the Restaurant sector. In this position, she had a heavy focus on the impact of technology on restaurant profitability and market share. She additionally developed deep relationships and unique insights into the largest peers in our industry. Prior to covering the Restaurant sector, Ms. Fogertey was a Vice President, Lead Derivative Strategist overseeing single stock options in the U.S. and Latin America as well as global ETFs and market structure. Ms. Fogertey has a BSBA in Accounting, Finance and International Business from Washington University in St. Louis, Olin School of Business.

COMPENSATION DISCUSSION AND ANALYSIS
This section provides a detailed description of our compensation philosophy and practices; our compensation-setting process; our executive compensation program components; and the rationale for compensation decisions made in 2023 with respect to our NEOs. For the fiscal year ended December 27, 2023, our NEOs were:
NEO	Title
Randy Garutti	Chief Executive Officer
Katherine Fogertey	Chief Financial Officer
Zachary Koff	Former Chief Operating Officer (through September 8, 2023)
Executive Summary
Fiscal 2023 marked significant milestones as we crossed $1 billion in Shack sales, opened 85 Shacks across the globe, the most ever in a single year, and surpassed 500 Shacks system-wide. We faced numerous challenges throughout the year including inflationary pressures and costly permitting and construction delays, as well as geopolitical pressures in the Middle East and continued macroeconomic pressures in China, which impacted our licensed business. Despite these challenges, we ended the year on a high note, delivering strong sales growth with positive traffic.
We executed on our strategic plan and achieved profitable growth. We prioritized our people through investments in wages, recruitment, and retention. With a focus on guest experience, we rolled out kiosks to nearly all our domestic Company-operated Shacks. We deployed capital mainly in building new Shacks, updating our current Shacks and investing in our digital infrastructure. We improved Shack profitability by driving sales, optimizing labor, improving off-premise profitability as well as engaging in tactical menu pricing and supply chain initiatives. We leveraged General and Administrative expenses and expanded Adjusted EBITDA margin as we invested with discipline for strong returns.
Please refer to our fiscal 2023 Annual Report on Form 10-K for a discussion of our business, operations and development, including our digital evolution, new Shack openings, and financial statements, as well as a discussion of our human capital management.
Financial Highlights
•
Total revenue for fiscal year 2023 increased 20.8% to $1,087.5 million versus the prior year.

•
Shack sales for fiscal year 2023 increased 20.4% to $1,046.8 million versus the prior year.

•
Same-Shack sales(1) increased 4.4%, for fiscal year 2023 versus the prior year.

•
Licensing revenue for fiscal year 2023 increased 30.4% to $40.7 million versus the prior year.

•
System-wide sales(2) increased 23.5% to $1,702.1 million, versus the prior year.

•
Operating income for fiscal year 2023 was $5.9 million compared to operating loss of $26.9 million versus the same period last year.

•
Shack-level operating profit(3), a non-GAAP measure, increased 36.8% to $208.2 million, or 19.9% of Shack sales in fiscal year 2023.

•
Net income was $21.0 million in fiscal year 2023 compared to net loss of $23.1 million in the same period last year.

•
Adjusted EBITDA(4), a non-GAAP measure, was $131.8 million in fiscal year 2023, compared to adjusted EBITDA of $72.7 million in the same period last year.

•
Net income attributable to Shake Shack Inc. was $20.3 million, or earnings of $0.48 per diluted share in fiscal year 2023, compared to Net loss attributable to Shake Shack Inc. of $21.2 million, or a loss of $0.54 per diluted share in the same period last year.

•
Adjusted pro forma net income(5), a non-GAAP measure, was $16.2 million, or earnings of $0.37 per fully exchanged and diluted share in fiscal year 2023, compared to adjusted pro forma net loss of $12.9 million, or a loss of $0.31 per fully exchanged and diluted share, in the same period last year.

•
We opened 82 net system-wide Shacks, comprised of 41 net domestic Company-operated Shacks, and 41 net licensed Shacks, which is net of three licensed Shack closures.

(1) Same-Shack sales represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. Same-Shack sales percentage reflects the change in year-over-year Shack sales for the comparable Shack base.
(2) System-wide sales is an operating measure and consists of sales from our domestic Company-operated Shacks, domestic licensed Shacks and our international licensed Shacks. We do not recognize the sales from our licensed Shacks as revenue. Of these amounts, our revenue is limited to Shack sales from domestic Company-operated Shacks and licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees such as territory and opening fees.
(3) Shack-level operating profit is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Please refer to the “Non-GAAP Financial Measures” section on pages 64-68 of our Annual Report on Form 10-K filed on February 29, 2024 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
(4) Adjusted EBITDA is defined as Net income (loss) before Interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense and excluding equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that we do not believe directly reflect our core operations and may not be indicative of our recurring business operations. Please refer to the “Non-GAAP Financial Measures” section on pages 64-68 of our Annual Report on Form 10-K filed on February 29, 2024 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
(5) Adjusted pro forma net income (loss) represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests for shares of Class A common stock, adjusted for certain non-recurring items that we do not believe are directly related to our core operations and may not be indicative of our recurring business operations. Adjusted pro forma earnings (loss) per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income (loss) by the weighted average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. Please refer to the “Non-GAAP Financial Measures” section on pages 64-68 of our Annual Report on Form 10-K filed on February 29, 2024 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
Say-on-Pay and Stockholder Engagement
At our 2023 annual meeting, we asked our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs. Our stockholders overwhelmingly approved the compensation paid to our NEOs, with over 90.0% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices for fiscal 2023, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy, and the Compensation Committee and the Board considered the outcome of the vote when setting our compensation policies for 2023. The Board and the Compensation Committee will consider the future stockholder advisory votes of our stockholders, including the vote that will take place at the 2024 Annual Meeting, when we make compensation decisions for our NEOs in the future.
Executive Compensation Practices—Governance
Below are our current practices and policies that guide our executive compensation program. We believe the following items promote good corporate governance and are in the best interests of our stockholders and NEOs:
•
Our Compensation Committee is comprised of fully-independent directors;

•
We cap short-term cash incentive award payouts to mitigate risk;

•
We maintain stock ownership guidelines for our Directors and Executive Officers;

•
We do not provide significant perquisites;

•
We prohibit hedging, short sales, and pledging of Company stock; and

•
We hold an annual say-on-pay vote.

What Guides Our Program
Compensation Philosophy and Objectives
Our executive talent and executive compensation philosophy enables us to attract well-qualified executives and to motivate and reward them for business results and leadership behaviors that drive our business strategy. We are committed to a pay-for-performance culture that includes high standards of ethical behavior and corporate governance.
The objective of our executive compensation program is to attract, retain, and motivate individuals who share in our dedication to our community and are committed to our mission, Stand for Something Good. We believe that competitive executive compensation packages that consist of both fixed and variable pay in the form of base salaries, short-term cash incentive opportunities, and long-term equity incentives that vest over a multi-year period enable us to achieve those objectives and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.
Elements of Compensation
Our compensation philosophy is supported by the following principal elements of pay:
Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent
Short-Term Cash Incentive	Cash (Variable)	Focuses executives on achieving short-term financial and annual goals that drive long-term stockholder value
Long-Term Incentives	Mix of Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive stockholder value creation and support the Company’s leadership retention objectives
How We Make Compensation Decisions
The Compensation Committee oversees the executive compensation program of our NEOs and is made up of independent, non-employee directors of the Board. The Compensation Committee works very closely with management to evaluate the effectiveness of the Company’s executive compensation program throughout the year. The Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s website at investor.shakeshack.com, under “Governance Documents.”
Role of the Compensation Committee
The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs. In setting compensation for our NEOs, the Compensation Committee considers the relative amount of compensation that is delivered on a current and long-term basis and in the form of cash and equity. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards, encourage key employees to maintain both a short-term and a long-term view with respect to Company performance. The compensation arrangement for each of our NEOs is intended to encourage performance and growth and to align the NEOs’ interests with those of our stockholders. The Compensation Committee’s primary responsibilities include:
•
Reviewing and approving incentive plans and performance objectives;

•
Assessing each NEO’s performance relative to these targets and objectives;

•
Evaluating the competitiveness of each NEO’s total compensation package;

•
Approving changes to a NEO’s compensation package, including base salary, and short-term and long-term incentive opportunities and awards; and

•
Designing executive compensation plans and programs.

Role of the CEO
Our CEO plays a significant role in reviewing the performance of our executive officers (other than his own) and making compensation recommendations to the Compensation Committee. The CEO’s responsibilities include:
•
Reviewing the performance of other executive officers and making recommendations to the Compensation Committee with respect to their compensation; and

•
Working closely with members of senior management to provide input to the Compensation Committee on performance goals and compensation and benefit program design and development.

The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.
Competitive Positioning
The Company competes with business entities across multiple industries for executive-level talent. To this end, the Compensation Committee periodically evaluates industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive. The Compensation Committee compares each component of the total compensation package to the compensation components of comparable executive positions of a peer group of publicly traded companies (the “Peer Group”). The companies comprising the Peer Group were selected based on the following considerations:
•
Business dynamics;

•
Geographic dispersion;

•
Workforce dynamics; and

•
Brand equity and company culture.

In 2022, our Compensation Committee conducted a comprehensive analysis to ensure that the Peer Group was aligned with the Company. As a result of this analysis, our Compensation Committee approved changing the compensation peer group for purposes of evaluating and benchmarking plan design and NEO compensation levels for 2023.
The Compensation Committee selected the following 12 companies for the 2023 Peer Group as they are of similar size and scope based on measures of current and projected total revenues, enterprise values, market capitalization, brand equity and industry and operating alignment.

2023 Peer Group
Bloomin Brands, Inc.	Ruth’s Hospitality Group, Inc.
Brinker International, Inc.	Sweetgreen, Inc.
Chipotle Mexican Grill, Inc.	Texas Roadhouse, Inc.
Dave & Buster’s Entertainment, Inc.	The Cheesecake Factory Inc.
Planet Fitness, Inc.	Vail Resorts, Inc.
Portillo’s Inc.	Wingstop Inc.
Peer Data ($M)(1)
	Total Revenue	Enterprise Value	Market Cap
Median	$2,889	$4,860	$2,440
SHAK	$1,088	$3,410	$2,930
Estimated Percentile Rank of SHAK within Peer Group	42nd	25th	58th

(1)
Total Revenue, Enterprise Value and Market Cap are as of 12/31/2023 or most recent fiscal year ending in 2023.

Consideration of competitive compensation data is one of several factors that the Compensation Committee takes into account when making its decisions with respect to the compensation of our NEOs. For purposes of gauging market position, the Compensation Committee reviews data obtained from publicly available information such as the proxy statements of publicly traded companies, compensation survey data and other published reports on executive compensation, and the general knowledge of the Compensation Committee with regard to the market for executive-level positions.
We believe that market data should be interpreted within the context of other important factors and should not solely be relied upon in setting the target pay levels of our NEOs. As a result, the Compensation Committee also reviews a variety of other factors including individual performance, competencies, skills, future potential, prior experience, scope of responsibility and accountability within the organization
2023 Executive Compensation Program in Detail
Base Salary
We provide competitive base salaries to our NEOs to compensate them for services rendered to the Company. Base salaries provide a fixed component of compensation reflecting the executive’s skills, expertise, leadership contributions and day-to-day performance. In the annual review of NEO compensation for fiscal 2023, the Compensation Committee reviewed total direct compensation for each NEO versus Peer Group NEO compensation as well as other competitive benchmark detail. This review revealed the base pay values for Ms. Fogertey and Mr. Koff were within the competitive range of the Peer Group. Accordingly, the Compensation Committee approved merit based adjustments to their base pay only. Mr. Garutti requested the Compensation Committee not consider, or award, any increase to his compensation for 2023.
NEO	2022 Base Pay	2023 Base Pay	% Change
Randy Garutti	$750,000	$750,000	—%
Katherine Fogertey	$472,500	$496,125	5%
Zachary Koff	$375,000	$386,250	3%
During the fourth quarter of 2022 and first quarter of 2023, the Compensation Committee reviewed the competitive position of our executive compensation and approved award values based on these benchmarks, performance and contributions. Mr. Garutti requested the Compensation Committee not consider, or award, any increase to his compensation for 2023. Based on Mr. Garutti’s recommendation, the Compensation Committee did not approve an increase to Mr. Garutti’s base salary, short- and long-term incentives for 2023.

Short-Term Cash Incentive Plan Design
The NEOs are entitled to receive short-term performance-based cash bonuses, the amount of which is based on satisfaction of Company objectives that are approved by the Board of Directors. Cash incentives reward both the achievement of short-term financial goals, as well as the execution of activities to advance our strategic and operational priorities, which support near-term financial performance and long-term strategic objectives.
Beginning fiscal 2021, the Compensation Committee determined it was in the best interest of the Company to adjust the financial performance measurement period and goals from an annual to a quarterly basis primarily due to the uncertainty caused by the COVID-19 pandemic. The Compensation Committee has approved the continuation of the financial performance measurement period and goals on a quarterly basis for fiscal 2023 primarily due to the uncertainty of the macroeconomic environment.
Target award opportunities are expressed as a percentage of base salary, earned during the applicable performance period and are based on the individual NEO’s level of responsibility and ability to impact the business results. In the annual review of NEO compensation, the Compensation Committee also determined the short-term incentive targets for our NEOs were aligned with the market position and accordingly, such targets would be consistent with those used in 2022. Below are the threshold, target and maximum award levels approved by the Compensation Committee.
	Target Cash Award Opportunity (as % of Base Salary)
		2023
NEO	Threshold	Target	Maximum
Randy Garutti	—%	100%	200%
Katherine Fogertey	—%	50%	100%
Zachary Koff	—%	40%	66.8%
The Compensation Committee approved Total Revenue and Adjusted EBITDA, which are key drivers of our business, as the 2023 Short-Term Cash Incentive Plan performance metrics. The measurement of the performance metrics for all NEOs was based 100% on Company-wide, quarterly performance.
2023 Weighting
Performance Metrics	All NEOs
Quarter Total Revenue vs Budget*	50%
Quarter Adjusted EBITDA vs Budget**	50%
* For purposes of the Short-Term Cash Incentive Plan, the Company defines Total Revenue as revenue, inclusive of revenue from Company-operated Shacks and licensing revenue from international and domestic licensed Shacks.
** For purposes of the Short-Term Cash Incentive Plan, the Company defines Adjusted EBITDA as net income before (A) interest expense, (B) income tax expense or benefit, (C) depreciation expense and (D) amortization expense, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, deferred lease costs, impairment and loss on disposal of assets, amortization of cloud-based software implementation costs and certain non-recurring charges. Adjusted EBITDA performance (both budget and actual performance) excludes bonuses.

2023 Short-Term Cash Incentive Plan Payout
The Short-Term Cash Incentive Plan payout is determined by the achievement of the performance metrics approved quarterly by the Board of Directors. The table below summarizes the threshold, target, and maximum performance achievement levels and the respective payout results for fiscal 2023.
Financial Performance Metric	Range of Performance Achievement
	Threshold	Target	Maximum
Total Revenue	90%	100%	105%
Adjusted EBITDA	90%	100%	115%
	Q1(1)		Q2(2)		Q3(3)		Q4(4)
Financial Performance Metric	Target Performance Goal	Actual Achievement	Target Performance Goal	Actual Achievement	Target Performance Goal	Actual Achievement	Target Performance Goal	Actual Achievement
Total Revenue	$245,295,219	103.3%	$277,936,692	97.8%	$275,414,712	100.3%	$274,459,448	104.3%
Adjusted EBITDA	$22,249,790	139.4%	$38,828,394	100.3%	$36,298,019	106.1%	$28,100,807	128.7%
Note: If performance is achieved at a level between the threshold and target or between target and maximum, the payout level is determined through straight-line interpolation.
(1) The actual achievement corresponds to a payout of the target value of 182.54% for the CEO and CFO and 155.30% for the COO.
(2) The actual achievement corresponds to a payout of the target value of 89.96% for the CEO and CFO and 89.63% for the COO.
(3) The actual achievement corresponds to a payout of the target value of 123.15% for the CEO and CFO and 115.51% for the COO. Mr. Koff received payment of 2/3 of the amount of Q3 payout due to the timing of his transition and the terms of his Separation Agreement.
(4) The actual achievement corresponds to a payout of the target value of 192.94% for the CEO and CFO. Q4 payout did not apply to Mr. Koff due to the timing of his transition and the terms of his Separation Agreement.
The total amounts of the short-term cash incentives paid to each NEO for fiscal 2023 performance are shown in the table below:
NEO	Target Annual Award (% of Base Salary)	Target Annual Incentive Value ($)	Total Payout Based on Financial Performance Actual Achievement	Total Award Payout Value
Randy Garutti	100%	$750,000	147.1%	$1,103,605
Katherine Fogertey	50%	$246,245	146.9%	$361,700
Zachary Koff	40%	$102,309	120.5%	$123,277
Note: Target annual incentive value is calculated as a percentage of base salary paid. In the case of Mr. Koff, this amount reflects the reductions in payment values described above in accordance with the terms of his Separation Agreement.
2024 Short-Term Incentive Plan Design
For fiscal 2024, our NEOs will continue to be measured and awarded cash bonuses based on the achievement of Total Revenue and Adjusted EBITDA performance. The financial performance and goals will no longer be measured and awarded on a quarterly basis, but semiannually, on each respective half of the 2024 fiscal year. For fiscal 2025, it is currently expected that our NEOs will transition to an annual bonus arrangement with the financial performance and goals being measured over the full fiscal year.

Long-Term Incentives
We provide our NEOs with long-term incentive awards under our 2015 Incentive Award Plan (as amended, the “2015 Plan”). Awards under the 2015 Plan are intended to align the interests of our NEOs with those of our stockholders and to create a link between executive pay and long-term stockholder value creation. Awards earned by our NEOs in connection with the 2015 Plan are subject to a service condition and, at times, also subject to performance conditions. For awards with both service and performance conditions, the Compensation Committee approved Total Revenue and Adjusted EBITDA, which are key drivers of our business, to measure performance.
2023 Long-Term Incentive Plan Design
Annual Equity Awards
In November 2021 the Compensation Committee engaged with management to design a special, one-time equity award for certain of our management team, including our NEOs, to recognize achievements, retain services, and motivate our management team by way of a long-term performance incentive to ensure alignment with our growth targets while creating value for our stockholders. After thorough discussion and analysis, the Committee approved the grant of a special, one-time performance based restricted stock units (the “November 2021 PSU Award”) to retain and motivate the management team to achieve strategic, long-term financial goals. The grant date fair value of the November 2021 PSU Award was approximately $2.6 million for our NEOs and is earned based on the achievement of Total Revenue and Adjusted EBITDA performance measures, measured over a three-year, cumulative period through fiscal 2024. This award has an opportunity to achieve a maximum payout of 200% through the applicable vesting date.
In March 2023, consistent with the Company’s practice granting equity awards annually, the Compensation Committee granted restricted stock units (“RSUs”) to each of our NEOs, which vest ratably over a four-year period and are subject to the NEO’s continued employment with us through the applicable vesting date. The Compensation Committee determined an annual award in the form of time-based RSUs was appropriate for fiscal 2023 given that the November 2021 PSU award has considerable long-term performance goals and a three-year cumulative performance period.
2024 Long-Term Incentive Plan Design
For 2024, we are continuing our compensation philosophy that seeks to balance performance-based and time-based long-term equity incentive awards. Therefore, for fiscal 2024, the Compensation Committee approved awards of time-based RSUs and perfomance-based restricted stock units (“PSUs”) to each of our NEOs (other than Mr. Garutti). The RSU design utilizes the ratable vesting structure over a period of four years of our prior awards. The PSUs are earned and vest over four years based on the achievement of two, equally weighted, pre-determined financial goals measured over a one-year performance period which is the 2024 fiscal year. The Committee determined that a one-year performance period was appropriate due to potential impact of business goals with the appointment of the new CEO. The RSU and PSU awards granted to Mr. Lynch as our incoming CEO are described in further detail below under the “Employment Agreements” section.
Other Compensation and Governance Programs, Policies and Guidelines
Stock Ownership Policy
We have an executive stock ownership policy requiring Mr. Garutti, as of January 15, 2020 and Ms. Fogertey as of June 14, 2027, to hold shares of our Class A common stock or LLC Interests with a value equal to two times for Mr. Garutti and one times for Ms. Fogertey of their respective annual base salaries. Securities that qualify in determining whether Mr. Garutti and Ms. Fogertey have satisfied the shareholding requirements include (i) issued and outstanding shares of Class A common stock held beneficially or of record, (ii) issued and outstanding LLC Interests held beneficially or of record,

(iii) issued and outstanding shares of Class A common stock or LLC Interests held by a qualifying trust (i.e., a trust created for the benefit of the executive officer, his or her spouse or members of his or her immediate family), (iv) issued and outstanding shares of Class A common stock or LLC Interests held by a 401(k) or other qualified pension or profit-sharing plan for the benefit of the executive officer, and (v) shares of Class A common stock underlying vested Shake Shack time-based stock options and restricted stock units deliverable upon exercise or settlement in full, less tax withholdings and, in the case of stock options, a number of shares of Class A common stock with a value equal to the exercise price thereof.
Employment Agreements
We entered into an amended and restated employment agreement with Mr. Garutti, effective as of October 25, 2018; an employment agreement with Ms. Fogertey, effective as of June 14, 2021; and an amended and restated employment agreement with Mr. Koff, effective as of January 5, 2017. The material terms of such agreements are summarized below.
Pursuant to advice of a tax advisor retained by the Company, effective as of the start of fiscal 2018, Mr. Garutti ceased to be treated as an employee of the Company for tax purposes, while remaining a partner of SSE Holdings. So that he is not adversely impacted by the cessation of his status as an employee of the Company for income tax purposes, pursuant to his amended and restated employment agreement, Mr. Garutti is entitled to an annual gross-up payment that will leave Mr. Garutti in the same economic position as if he had been classified as an employee for income tax purposes. The gross-up arrangement has had and is expected to have a minimal impact on the Company. The Company also will reimburse Mr. Garutti for any expenses he incurs in connection with calculating his tax obligations pursuant to the amended and restated employment agreement.
Randy Garutti
As previously announced, on January 26, 2024, Randy Garutti, the Company’s Chief Executive Officer, entered into a Transition and Advisory Agreement (the “Transition and Advisory Agreement”). As previously disclosed, Mr. Garutti has informed the Company’s Board of Directors that he will retire from the Company effective May 20, 2024 as its Chief Executive Officer and as an executive Board member, but that he will serve as an advisor following this time through the end of 2024 to ensure a proper transition.
The terms of the Transition and Advisory Agreement modify the terms of the Amended and Restated Employment Agreement, entered into on October 23, 2018, between Mr. Garutti and the Company (the “Employment Agreement”).
Pursuant to the Transition and Advisory Agreement, Mr. Garutti will continue to serve as the Company’s Chief Executive Officer and as an executive Board member until May 20, 2024 (the “Resignation Date”). Mr. Garutti has also agreed in good faith not to resign without Good Reason (as defined in the Employment Agreement) prior to the Resignation Date. Through this time period, Mr. Garutti shall continue to receive his current compensation and Mr. Garutti will receive a partial bonus for the first half of 2024 in an amount equal to the product of (A) the actual bonus that he would otherwise have been entitled to receive absent his termination of employment on the Resignation Date and (B) the ratio of (x) the number of days elapsed during the first half of 2024 through the Resignation Date to (y) the number of days elapsed during the first half of 2024. In addition, as consideration for staying through the Resignation Date, Mr. Garutti will be entitled to the vesting of the RSUs awarded to Mr. Garutti pursuant to the Company’s 2015 Incentive Award Plan that would have vested if Mr. Garutti was still employed by the Company through March 31, 2025.
Following the Resignation Date and through the end of 2024, Mr. Garutti shall make himself available as an “Advisor” to his successor and the Chairman of the Board in the same capacity that members of the Board currently serve the Chief Executive Officer. As full payment for Mr. Garutti’s services as an Advisor, the Company shall pay Mr. Garutti a monthly fee equivalent to the monthly fee payable to the Company’s directors pursuant to the Non-Employee Director Compensation Policy.

Robert Lynch
As previously announced, on March 18, 2024, the Board appointed Robert Lynch to serve as the Company’s Chief Executive Officer, effective as of May 20, 2024 (the “Effective Date”). In addition, Mr. Lynch has been appointed as a member of the Board, also effective as of the Effective Date.
In connection with his appointment, Mr. Lynch entered into an Employment Agreement with the Company The term of Mr. Lynch’s employment will be three (3) years from the Effective Date, subject to automatic one (1)-year extensions unless either party gives notice of non-extension no later than 90 days prior to the expiration of the then-applicable term.
Mr. Lynch will receive an initial annual base salary of $1.0 million, subject to annual review by the Board. Mr. Lynch will be eligible to receive an annual bonus, semi-annual bonus, or such other periodic bonus as determined by the Board, in each case based on an annualized target bonus opportunity of 150% of his annual base salary, payable upon the attainment of Company performance goals established by the Board (or the Compensation Committee), with the opportunity to make up to 200%, on an annualized basis, of his annual base salary. For fiscal 2024, Mr. Lynch will be eligible to receive a pro rata amount of an annual performance-based cash bonus based on a target bonus opportunity of 150% of his annual base salary, payable upon the attainment of Company performance goals established by the Compensation Committee solely for the purposes of determining his 2024 bonus, with the opportunity to make up to 200% of his 2024 salary. Mr. Lynch also will be eligible to receive an annual equity award. For fiscal 2024, Mr. Lynch will receive (i) an annual equity award comprised of restricted stock units for such number of shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $2.0 million, and (ii) an annual equity award comprised of performance stock units representing the right to receive shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $3.0 million.
Mr. Lynch also will receive the following signing awards: (i) a cash award equal to a pro rata amount of 150% of his annual base salary, which will become payable within 30 days following the conclusion of fiscal 2024 if he remains employed through the date of payment, (ii) an RSU award comprised of RSUs for such number of shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $1.6 million, and (iii) a PSU award representing the right to receive shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $4.2 million.
Zachary Koff
As previously announced, on August 2, 2023, the Company and Zachary Koff, the Company’s former Chief Operating Officer, entered into a Separation Agreement and General Release (the “Separation Agreement”).
The terms of the Separation Agreement modify the terms of the Amended and Restated Employment Agreement, entered into on January 15, 2017, between Mr. Koff and the Company.
Pursuant to the Separation Agreement, Mr. Koff continued to serve as the Company’s Chief Operating Officer until September 7, 2023, (the “Separation Date”). Following the Separation Date, Mr. Koff received, in exchange for executing and not revoking a general release of claims in favor of the Company, (i) a lump sum payment equal to his then-current base salary, (ii) payment of his quarterly bonus for the Company’s third fiscal quarter based on actual performance through the end of such quarter, (iii) accelerated vesting of his outstanding RSU awards that would have vested in March 2024, and (iv) reimbursement of the portion of his COBRA health and welfare insurance premiums.
Position and Employment Term
Under the applicable employment agreements, during their respective terms of employment, Mr. Garutti, Ms. Fogertey, and Mr. Koff (prior to his separation) serve as Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, respectively, of Shake Shack, SSE Holdings and all of its affiliates. The current employment terms are as follows: (i) for Mr. Garutti, through October 25, 2024 (the term was automatically extended on October 25, 2021 for an additional three years) with automatic three (3)-year renewal terms thereafter, unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term (as discussed above, Mr. Garutti will step down from his role as Chief Executive Officer on May 20, 2024); (ii) for Ms. Fogertey, through June 14, 2024, with automatic one (1)-year renewal terms thereafter, unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term; and (iii) for Mr. Koff through January 5, 2024 (the term was automatically extended on January 2, 2023 for an additional year but such term ended upon his separation), with automatic one (1)-year renewal terms thereafter unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term (as discussed above, Mr. Koff stepped down effective September 7, 2023).
Base Salary, Annual Bonus and Equity Compensation
The annual base salary for fiscal 2023 for each of Mr. Garutti, Ms. Fogertey and Mr. Koff was $750,000, $496,125 and $386,250, respectively.
In addition, pursuant to their employment agreements, Mr. Garutti, Ms. Fogertey, and Mr. Koff are eligible to receive short-term cash incentives upon the attainment of Company performance goals established by the Compensation Committee. The amount of the annual performance-based cash bonus that may be received by Mr. Garutti, Ms. Fogertey and Mr. Koff upon attainment of target performance for the 2023 fiscal year was 100% of base salary, 50% of base salary, and 40% of base salary, respectively, and the maximum amount of the annual performance-based cash bonus that may be received by Mr. Garutti, Ms. Fogertey, and Mr. Koff for the 2023 fiscal year was 200% of base salary, 100% of base salary, and 66.8% of base salary, respectively.
Under the employment agreements, Mr. Garutti, Ms. Fogertey, and Mr. Koff are also eligible for annual equity awards, the form and terms of which will be determined by the Compensation Committee in its discretion.
Severance
The employment agreement for each of Mr. Garutti, Ms. Fogertey and Mr. Koff provides for severance upon a termination by us without cause or by Mr. Garutti, Ms. Fogertey and Mr. Koff for good reason, in each case, subject to the execution and non-revocation of a waiver and release of claims by Mr. Garutti, Ms. Fogertey or Mr. Koff, as applicable.
Upon such a termination, each of Mr. Garutti, Ms. Fogertey and Mr. Koff is entitled to severance consisting of (a) continued base salary (i) for Mr. Garutti, for 18 months following the date of termination, (ii) for Ms. Fogertey, during the severance period, which is three months if Ms. Fogertey has completed six months of service, six months if Ms. Fogertey has completed one year of service, and thereafter, one additional month for every twelve months of service, up to 12 months of severance, and (iii) for Mr. Koff, for 12 months following the date of termination,, (b) a prorated annual cash bonus for the year of termination based on actual Company performance, and (c) reimbursement of COBRA premiums such that the cost of coverage is equal to the cost for then current employees for up to the applicable severance period described in subpart (a) of this sentence.
Upon such a termination, Mr. Garutti is entitled to accelerated vesting of a prorated portion of all of the annual equity awards that would have vested within 18 months following the date of termination absent such termination, and Mr. Koff is entitled to accelerated vesting of a prorated portion of the annual equity award in any event, that would next vest following the date of termination, such amount to be based on the number of full fiscal months elapsed during the twelve month period between the previous vesting date or, if none, the award date, and the date of termination.
For purposes of the employment agreements, the Company will have “cause” to terminate each of Mr. Garutti’s, Ms. Fogertey’s or Mr. Koff’s employment upon (a) his or her willful misconduct, gross negligence or act of dishonesty with regard to the Company or any of its affiliates, which in either case, results in or could reasonably be expected to result in material harm to the Company or such affiliate, (b) his or her willful and continued failure to attempt to perform his or her duties with the Company or any of its affiliates (other than any such failure resulting from disability), which failure is not remedied within 30 days after receiving written notice thereof, (c) his or her conviction of (or his or her plea of guilty or nolo contendere to) any felony involving moral turpitude (other than traffic related offenses or as a result of vicarious liability), or (d) his or her material breach of any material provision of the employment agreement, which breach is not remedied within 10 days after receiving written notice thereof.
For purposes of the employment agreements, each of Mr. Garutti, Ms. Fogertey and Mr. Koff will have “good reason” to terminate his or her employment after the occurrence, without his or her consent, of (a) any material adverse change in base salary, position, duties, responsibilities, authority, title or reporting obligations, or the assignment of duties that are materially inconsistent with his or her position, (b) a relocation of principal business location by more than (i) 25 miles, in the case of Mr. Garutti, and (ii) 50 miles, in the case of each Ms. Fogertey and Mr. Koff, from its then current location, or (c) any other material breach by the Company of the employment agreement or any other agreement with him or her. However, no termination for good reason will be effective unless (i) Mr. Garutti, Ms. Fogertey or Mr. Koff, as applicable, provides the Company with at least 30 days’ prior written notice of his or her intent to resign for good reason (which notice must be provided within 60 days following the occurrence of the event(s) purported to constitute good reason); (ii) the Company has not remedied the alleged violation(s) within the 30-day period; and (iii) Mr. Garutti’s, Ms. Fogertey’s or Mr. Koff’s resignation, as applicable, becomes effective no later than 30 days after the Company has either failed to cure such event or indicated that it will not cure such event.
As discussed above, the terms of Mr. Garutti’s Transition and Advisory Agreement supersede the severance terms contained in his employment agreement, and the terms of Mr. Koff’s Separation Agreement superseded the severance terms contained in his employment agreement.
Restrictive Covenants
Pursuant to their respective employment agreements, Mr. Garutti, Ms. Fogertey and Mr. Koff are subject to certain non-competition and non-solicitation restrictions during employment and for a(n) (a) 18-month period, in the case of Mr. Garutti, and (b) 12-month period, in the case of each Ms. Fogertey and Mr. Koff, after termination of employment. During the restricted period, Mr. Garutti may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of (a) “better burger” restaurants, (b) “quick service” or “fast food” restaurants with an emphasis on hamburgers, and (c) restaurants that derive 50% or more of their revenues from the sale of hamburgers, hot dogs, chicken, french fries, and/or frozen desserts. Each of Five-Guys and In-N-Out Burger are included in the competitive restrictions described above. Each of Ms. Fogertey and Mr. Koff may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of (a) “better burger” restaurants, (b) “quick service” or “fast food” restaurants with an emphasis on hamburgers, or (c) “fast casual” restaurants.
No severance payments or benefits described above shall be paid following the first date that any of Mr. Garutti, Ms. Fogertey or Mr. Koff violates his or her restrictive covenants. However, following his separation on September 7, 2023, Mr. Koff may compete in the “fast casual” restaurant business during the restricted period without violating his employment agreement but he will not receive any severance after the date he begins to compete in the “fast casual” restaurant business.
Other Benefits
Our NEOs, like our other employees, participate in health and welfare benefit plans, subject to satisfying eligibility requirements. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package.
Health & Wellness
All of our full-time employees, including our NEOs, are eligible to participate in health and welfare plans maintained by the Company, including:

•
Medical, dental and vision benefits;

•
Medical care flexible spending accounts;

•
Short-term and long-term disability insurance; and

•
Life insurance.

Our NEOs participate in these plans largely on the same basis as other eligible employees. Beginning in July 2018, Shake Shack obtained supplemental individual long-term disability plans for each of the NEOs to provide the same level of coverage provided to all other eligible participants in the group long-term disability plan.
Retirement Plan
The Company’s employees, including our NEOs, participate in the Company’s 401(k) retirement savings plan (the “401(k) plan”), subject to satisfying eligibility requirements. The Internal Revenue Code (“IRC”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company does not currently match contributions made under the 401(k) plan by our NEOs and other highly compensated employees. We believe that providing a vehicle for tax deferred retirement savings through the 401(k) plan adds to the overall desirability of our executive compensation package.
Limited Perquisites and Other Personal Benefits
We have not provided significant perquisites to our NEOs that are not generally available to other employees. From time to time, we may provide such benefits for recruitment or retention purposes.
Tax Considerations
Deductibility of Executive Compensation
We may be entitled to a tax deduction in connection with the vesting, settlement, or exercise of an award in an amount equal to the ordinary income realized by a participant at the time the participant recognized such income. However, we are subject to IRC Section 162(m), which places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining the overall level of compensation and the mix of compensation among individual elements, the Compensation Committee also looks at other factors in making its decisions and will retain the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible for tax purposes.
Accounting Considerations
The Compensation Committee recognizes accounting implications that may impact executive compensation. For example, we recognize expense related to salaries and performance-based cash compensation when earned in our financial statements. U.S. GAAP also requires us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees.
COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This report has been furnished by the members of the Compensation Committee.
THE COMPENSATION COMMITTEE
Sumaiya Balbale, Chair
Charles Chapman III
Anna Fieler
Jenna Lyons
Jonathan Sokoloff
Robert Vivian

FISCAL 2023 COMPENSATION TABLES
Summary Compensation
The following table sets forth our NEO’s total compensation for fiscal 2023, 2022 and 2021.
Named Executive Officer and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Randy Garutti Chief Executive Officer	2023	750,000	—	1,500,028	—	1,103,605	—	203,813	3,557,446
	2022	731,577	—	1,500,022	—	996,013	—	118,224	3,345,836
	2021	630,250	—	3,549,992	—	623,103	—	663,217	5,466,562
Katherine Fogertey Chief Financial Officer	2023	492,490	—	575,037	—	361,700	—	8,861	1,438,088
	2022	469,038	—	750,048	—	319,213	—	6,265	1,544,564
	2021	238,846	—	2,650,010	—	165,824	—	1,015	3,055,695
Zachary Koff Former Chief Operating Officer	2023	268,644	386,250	575,037	—	123,277	—	4,015	1,357,223
	2022	368,192	—	750,048	—	176,960	—	3,106	1,298,306
	2021	328,024	—	1,350,071	—	130,503	—	1,977	1,810,575
(1)
For Mr. Koff, the amount in this column is prorated based on the date of his separation during fiscal 2023.

(2)
For Mr. Koff, the amount in this column represents a one-time lump sum payment in accordance with the terms of Mr. Koff’s Separation Agreement.

(3)
The amounts in this column represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs in fiscal 2023, fiscal 2022 and fiscal 2021. The fair value of RSUs and PSUs is based on the market value of the Company’s Class A common stock on the date of grant computed in accordance with Accounting Standards Codification Topic 718 (“ASC Topic 718”). Amounts disclosed for PSUs granted are based upon the most probable outcome of performance conditions on the grant date, which was 100%, of the target performance goals for fiscal 2021. The fair value of PSUs granted in fiscal 2021 assuming achievement of the maximum performance level of 125% for the PSU granted in March 2021 and 200% for the PSU granted in November 2021 would be $4,125,147, $1,125,051, and $1,687,700 for Mr. Garutti, Ms. Fogertey, and Mr. Koff, respectively. For Ms. Fogertey, the awards granted in fiscal 2021 include a one-time RSU award with a grant date fair value equal to $2,000,000 pursuant to the terms of her employment agreement.

(4)
For Mr. Garutti, these amounts represent gross up and tax equalization payments of $183,728 and the $20,085 premium paid under our executive disability insurance plan in 2023, gross up and tax equalization payments of $105,683 and the $12,541 premium paid under our executive disability insurance plan in 2022, gross up and tax equalization payments of $650,790 and the $12,427 premium paid under our executive disability insurance plan in 2021; for Ms. Fogertey, this amount represents the premium paid under our executive disability insurance plan in 2023, 2022, and 2021; for Mr. Koff, these amounts represent the premiums paid under our executive disability insurance plan in 2023, 2022, and 2021.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards made to our NEOs in fiscal 2023.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Named Executive Officer			Threshold	Target	Maximum	Threshold	Target	Maximum
	Type	Grant Date	($)	($)(1)	($)1)	(#)	(#)	(#)	(#)(2)	(#)	($/Sh)	($)(3)
Randy Garutti	Cash Incentive	12/29/2022	—	750,000	1,500,000	—	—	—	—	—	—	—
	RSUs	3/1/2023	—	—	—	—	—	—	26,284	—	—	1,500,028
Katherine Fogertey	Cash Incentive	12/29/2022	—	246,245	492,490	—	—	—	—	—	—	—
	RSUs	3/1/2023	—	—	—	—	—	—	10,076	—	—	575,037
Zachary Koff	Cash Incentive	12/29/2022	—	102,309	170,856	—	—	—	—	—	—	—
	RSUs	3/1/2023	—	—	—	—	—	—	10,076	—	—	575,037
(1)
In the case of Mr. Koff, amounts represent the award eligibility according to the terms of Mr. Koff’s Separation Agreement.

(2)
Reflects RSUs granted under the 2015 Incentive Award Plan.

(3)
Amounts represent the grant date fair value determined in accordance with ASC Topic 718. For stock awards, the grant date fair value is based on the closing market price of our Class A Common Stock on the grant date.

Outstanding Equity Awards
The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of December 27, 2023.
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Randy Garutti	—	—	—	—	53,994	4,100,304(2)	17,701	1,344,214(3)
Katherine Fogertey	—	—	—	—	30,463	2,313,360(4)	8,851	672,145(5)
Zachary Koff	—	—	—	—	—	—	—	—

(1)
Based on the closing price on December 27, 2023.

(2)
Consists of (i) 3,278 RSUs granted on March 2, 2020 that vest equally on March 2, 2024; (ii) 2,892 RSUs granted on March 15, 2021 that vest equally over two installments on March 15, 2024 and March 15, 2025; (iii) 6,562 PSUs granted on March 15, 2021 which were earned based on the achievement of the 2021 performance criteria established by the Compensation Committee as certified by the Compensation Committee in February 2022 and which vest equally over two installments on March 15, 2024 and March 15, 2025; (iv) 14,978 RSUs granted on March 1, 2022 that vest equally over three installments on March 1, 2024, March 1, 2025 and March 1, 2026; and (v) 26,284 RSUs granted on March 1, 2023 that vest equally over four installments on March 1, 2024, March 1, 2025, March 1, 2026 and March 11, 2027.

(3)
Consists of 17,701 PSUs, at target, granted on November 15, 2021 that cliff vest on March 1, 2025. The PSUs earned are based on the achievement of the 2022-2024 cumulative performance criteria established by the Compensation Committee as certified by the Compensation Committee in February 2025.

(4)
Consists of (i) 12,898 RSUs granted on July 15, 2021 when Ms. Fogertey joined the Company, which vest in three equal installments on July 15, 2024, July 15, 2025 and July 15, 2026; (ii) 7,489 RSUs granted on March 1, 2022 that vest equally over three installments on March 1, 2024, March 1, 2025 and March 11, 2026; and (iii) 10,076 RSUs granted on March 1, 2023 that vest equally over four installments on March 1, 2024, March 1, 2025, March 1, 2026 and March 11, 2027.

(5)
Consists of 8,851 PSUs, at target, granted on November 15, 2021 that cliff vest on March 1, 2025. The PSUs earned are based on the achievement of the 2022-2024 cumulative performance criteria established by the Compensation Committee as certified by the Compensation Committee in February 2025.

Option Exercises and Stock Vested
The following table sets forth information with respect to the exercise of stock options by our NEOs during fiscal 2023 and the vesting of the RSUs held by the NEOs during fiscal 2023.
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randy Garutti	—	—	16,805	952,023
Katherine Fogertey	—	—	6,797	481,129
Zachary Koff	15,100	674,386	11,700	689,737
Nonqualified Deferred Compensation
The following table sets forth our nonqualified deferred compensation as of December 27, 2023.
Named Executive Officer	Named Executive Officer Contributions In Fiscal 2023 ($)	Registrant Contributions in Fiscal 2023 ($)	Aggregate Earnings in Fiscal 2023 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 27, 2023 ($)
Randy Garutti	—	—	—	—	—
Katherine Fogertey	—	—	—	—	—
Zachary Koff	—	—	—	—	—
Potential Payments Upon Termination
The following table presents the amount of compensation payable to each of our NEOs as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 27, 2023 (with annual bonuses based on actual performance through December 27, 2023). The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and may vary from those listed below. Generally, in the event of a termination for Cause, or resignation without Good Reason, our NEOs are entitled only to earned but unpaid salary, vested benefits under any applicable benefit plans, reimbursement of incurred expenses, and all accrued but unused paid time off.

Potential Payments Upon Termination without Cause or Resignation with Good Reason(1)
Compensation Element	Mr. Garutti(2)	Ms. Fogertey	Mr. Koff
Accrued and Unpaid Salary and Other Benefits ($)	79,423	23,583	—
Short-term Bonus ($)	187,500	62,016	—
Salary through Employment Term ($)	1,125,000	289,406	—
Total Cash Payments ($)	1,391,923	375,005	—
Acceleration of Unvested Equity Awards ($)(3)	3,693,595	—	—
COBRA ($)	27,092	—	—
TOTAL	5,112,610	375,005	—
Potential Payments Upon Termination Due to Death or Disability(4)
Compensation Element	Mr. Garutti	Ms. Fogertey	Mr. Koff
Acceleration of Unvested Equity Awards ($)(3)	896,143	448,097	—
TOTAL ($)	6,008,753	823,102	—

(1)
Amounts listed in this table are calculated in accordance with the terms of the applicable employment agreement.

(2)
Pursuant to the gross-up arrangement in Mr. Garutti’s employment agreement, a true up payment may be required to be made, but no amount has been included here since the information required to calculate any amount that would be due is not available nor reasonably estimable.

(3)
Amounts listed in this table are calculated in accordance with the terms of the applicable employment agreement, equity award agreement and governing equity plan documents, as applicable. Equity values are determined based on the closing price of our Class A common stock on December 27, 2023 and equity holdings as of that date.

(4)
If an NEO dies or becomes Disabled (as the term is defined in the applicable PSU award agreement) in the period a PSU is subject to performance criteria, a portion of that tranche will vest, pro rata, based on service provided.

Equity Compensation Plan Information Table
The following table sets forth our shares authorized for issuance under our equity compensation plans as of December 27, 2023.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders(1)	100,625	$21.71	2,509,212
Equity compensation plans not approved by security holders	—	—	—
Total	100,625	$21.71	2,509,212
(1)
Includes awards granted and available to be granted under our 2015 Incentive Award Plan.

(2)
This amount represents shares of common stock available for issuance under the 2015 Incentive Award Plan, which include stock options, PSUs and RSUs.

CEO PAY RATIO
Overview
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. Garutti, our Chief Executive Officer.
For the fiscal year ended December 27, 2023, our last completed fiscal year, the annual total compensation of the individual identified as the median compensated employee of the Company (excluding our CEO) was $21,454. The annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $3,557,446. Pursuant to Item 402(u) of Regulation S-K the resulting ratio to the compensation of our median compensated employee is 166 to 1.
Methodology and Key Assumptions
To identify the median compensated employee and to determine the annual total compensation of the median compensated employee, we used the following assumptions and methodology:
•
We prepared a list of all of Shake Shack’s 11,953 employees (excluding the CEO) as of November 22, 2023.

•
The consistently applied compensation measure (“CACM”) we used was taxable income (Internal Revenue Service Form W-2, Box 1) for 2023 and annualized the CACM, if available, for individuals employed less than a full year.

•
The median employee identified was an employee in one of our locations.

•
After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we use for calculating the total compensation of our CEO as set forth in the Summary Compensation Table.

PAY VERSUS PERFORMANCE
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402”), we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain financial performance measures of the Company. Neither the Compensation Committee nor the executives of our Company directly used the information in this table or the related disclosures when making compensation decisions for 2023. You should refer to the Compensation Discussion and Analysis in this Proxy Statement for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions. The following table shows the total compensation for our CEO and other NEOs as set forth in the Summary Compensation Table, the CAP to our CEO and other NEOs, our total shareholder return (“TSR”), the TSR of the S&P 600 Restaurants Index, our net income, and Adjusted EBITDA, our Company-select Performance measure, over the last three fiscal years.
Pay Versus Performance Table
					Value of Initial Fixed $100
Fiscal Year	Summary Compensation Table for CEO	Compensation Actually Paid to CEO(1)	Average Summary Compensation Table Total for other NEOs(2)	Average Compensation Actually Paid to Other NEOs(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (in millions)	Adjusted EBITDA (in millions)(4)
2023	$3,557,446	$5,895,824	$1,579,427	$1,605,019	$126.67	$121.68	$21	$144.63
2022	3,345,835	1,435,005	1,421,436	407,308	70.98	97.44	(25.97)	83.97
2021	5,466,562	4,472,993	2,263,343	1,389,545	116.95	122.76	(10.11)	67.53

(1)
Item 402 requires certain adjustments to be made to the Summary Compensation Table totals to determine CAP for reporting in the Pay versus Performance Table. CAP is a value calculated under Item 402, but does not necessarily represent cash and/or equity transferred to the NEO without restriction. As required by Item 402, the following table details adjustments made to Summary Compensation Table total compensation values to arrive at CAP values (Note that NEOs do not participate in a defined benefit plan so there are no adjustments for pension benefits, and similarly, there are no adjustments made for dividends):

Fiscal Year	Named Executive Officers	Summary Compensation Table Total	Grant Date Value of New Awards	Year End Value of New Awards	Change in Value of Unvested Awards	Change in Value of Vested Awards	Total Equity Compensation Actually Paid	Compensation Actually Paid
2023	CEO	$3,557,446	$(1,500,028)	$1,996,007	$1,605,454	$236,945	$3,838,406	$5,895,824
	Other NEOs	1,579,427	(756,808)	382,586	510,913	(111,099)	782,400	1,605,019
2022	CEO	3,345,835	(1,500,022)	849,766	(1,255,404)	(5,170)	(410,808)	1,435,005
	Other NEOs	1,421,436	(750,048)	424,904	(639,163)	(49,821)	(264,080)	407,308
2021	CEO	5,466,562	(3,549,992)	2,566,569	(257,369)	247,223	2,556,423	4,472,993
	Other NEOs	2,263,343	(1,883,432)	1,416,528	(487,841)	80,947	1,009,634	1,389,545
(2)
The other NEOs include Ms. Fogertey and Mr. Koff. Ms. Fogertey’s compensation totals reflect amounts based on her time served in the position of Chief Financial Officer which began in June fiscal 2021. Mr. Koff’s compensation total reflects amounts based on his time served in the position of Chief Operating Officer through September 8, 2023, in accordance with the terms of Mr. Koff’s Separation Agreement.

(3)
TSR is based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P 600 Restaurants Index.

(4)
The Company defines Adjusted EBITDA as net income before (A) interest expense, (B) income tax expense or benefit, (C) depreciation expense and (D) amortization expense, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, deferred lease costs, impairment and loss on disposal of assets, amortization of cloud-based software implementation costs and certain non-recurring charges. Adjusted EBITDA (both budget and actual performance) excludes bonuses.

Relationship Between “Compensation Actually Paid” and Performance Measures
The charts below show, for the past four fiscal years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and other NEO CAP and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s Adjusted EBITDA.
Important Performance Measures
As required by Item 402, the Company’s important performance measures for linking CAP to Company performance are Adjusted EBITDA, Total revenue and Shack-level operating profit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Union Square Hospitality Group
The Chairman of the Board of Directors serves as the Executive Chairman of Union Square Hospitality Group, LLC. As a result, Union Square Hospitality Group, LLC and its subsidiary, set forth below, are considered related parties.
Hudson Yards Sports and Entertainment
In fiscal 2011, Shake Shack entered into a Master License Agreement (as amended, the “MLA”) with Hudson Yards Sports and Entertainment LLC (“HYSE”) to operate Shake Shack branded limited menu concession stands in sports and entertainment venues within the United States. In February 2019, the agreement was assigned to Hudson Yards Catering (“HYC”), the parent of HYSE. The agreement expires in January 2027 and includes five consecutive five-year renewal options at HYC’s option. As consideration for these rights, HYC pays the Company a license fee based on a percentage of net food sales, as defined in the MLA. HYC also pays a percentage of profits on sales of branded beverages, as defined in the MLA. For the fiscal year ended December 27, 2023, HYC paid approximately $988,000 in license fees pursuant to the MLA.
Madison Square Park Conservancy
The Chairman of the Board of Directors serves as a director of the Madison Square Park Conservancy, with which Shake Shack has a license agreement and pays license fees to operate the Madison Square Park Shack. Amounts paid to Madison Square Park Conservancy amounted to approximately $898,000 for fiscal 2023.
Olo, Inc.
The Chairman of the Board of Directors serves as a director of Olo, Inc. (“Olo”), a platform the Company uses in connection with its mobile ordering application. Amounts paid to Olo for fiscal 2023 amounted to approximately $595,000.
Block, Inc.
The Company’s Chief Executive Officer is a member of the board of directors of Block, Inc. (“Block”), formerly known as “Square, Inc.”. The Company currently uses certain point-of-sale applications, payment processing services, hardware and other enterprise platform services in connection with its kiosk technology sales for certain off-site events and the processing of a limited amount of sales at certain locations. Amounts paid to Block for fiscal 2023 amounted to approximately $8,688,000.
The IPO and Other Organizational Transactions
In connection with the IPO, we engaged in transactions with certain of our directors, executive officers and other persons and entities which are or became holders of more than 5% of our Class A common stock or Class B common stock upon the consummation of the IPO and other transactions completed in connection with the IPO (collectively, the “Organizational Transactions”), including entry into the SSE Holdings LLC Agreement, the Stockholders Agreement, the Tax Receivable Agreement, and the Registration Rights Agreement, each of which is discussed below.
SSE Holdings LLC Agreement
We operate our business through SSE Holdings and its subsidiaries. We and the owners of SSE Holdings at the time of the IPO entered into SSE Holdings’ third amended and restated limited liability company agreement (as amended, the “SSE Holdings LLC Agreement”), effective February 4, 2015. The operations of SSE Holdings, and the rights and obligations of the holders of LLC Interests, are set forth in the SSE Holdings LLC Agreement.

The SSE Holdings LLC Agreement provides the owners of SSE Holdings following the IPO with the right to have their LLC Interests redeemed for, at our election, either newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications).
Share settlement will be the default for settlement unless and until a majority of the members of our Board of Directors who do not hold any LLC Interests elect cash settlement. In the event of cash settlement, we would issue new shares of Class A common stock and use the proceeds from the sale of these newly-issued shares of Class A common stock to fund the cash settlement which, in effect, limits the amount of the cash payment to the redeeming member. If we decide to make a cash payment, an owner of SSE Holdings has the option to rescind its redemption request within a specified time period.
Upon the effective date of redemption, the redeeming member will surrender its LLC Interests to SSE Holdings for cancellation. Concurrently, we will contribute either cash or shares of Class A common stock to SSE Holdings, which will then distribute such cash or shares of Class A common stock to the redeeming owner of SSE Holdings to complete the redemption. In addition, SSE Holdings will issue to us an amount of newly-issued LLC Interests equal to the number of LLC Interests redeemed from the owner of SSE Holdings.
In the event of a redemption request by an owner of SSE Holdings, we may, alternatively and at our option, effect a direct exchange of cash or our Class A common stock for such LLC Interests with such owner of SSE Holdings in lieu of a redemption.
Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
In fiscal 2023, redemptions were executed for the following directors, executive officers and beneficial owners of more than 5% of our Class A common stock or Class B common stock (and family members of the foregoing) on the following dates, in the following amounts:
Redeeming Owners of SSE Holdings	Effective Dates of Redemption	Shares of Class A Common Stock Issued upon Redemption
David A. Swinghamer	January 25 and July 25, 2023	30,000
Richard Coraine 2012 Family Trust	July 25, 2023	5,000
Stockholders Agreement
We entered into the stockholders agreement (as amended, the “Stockholders Agreement”) with the Meyer Group and other former stockholders, effective February 4, 2015.
The Stockholders Agreement, as further described below, contains specific rights, obligations and agreements of these parties as owners of our Class A common stock and Class B common stock.
Director and Committee Designation Rights. Under the Stockholders Agreement, the Meyer Group has the right to include in the slate of nominees recommended by the Company’s Board for election as directors at each annual or special meeting of stockholders at which directors are to be elected a certain number of individuals designated by the Meyer Group, subject to the Meyer Group maintaining certain ownership levels. The Meyer Group also has the right to designate a certain number of members of each committee of the Company’s Board, subject to the Meyer Group maintaining certain ownership levels. The Stockholders Agreement was amended concurrently with the cooperation agreement to make certain changes, including that the Meyer Group’s right to designate nominees will terminate immediately after the 2025 annual meeting of stockholders.

Meyer Group Approvals. Under the Stockholders Agreement, the actions listed below by us or any of our subsidiaries require the approval of the Meyer Group for so long as the Meyer Group collectively owns at least 10% of the total shares of Class A common stock and Class B common stock owned by it immediately following the consummation of the IPO. The actions include:
•
change in control transactions;

•
the sale, lease or exchange of all or a substantial amount of the property and assets of Shake Shack, SSE Holdings or any of SSE Holdings’ subsidiaries, taken as a whole;

•
initiating any liquidation, dissolution, bankruptcy or other insolvency proceeding involving Shake Shack, SSE Holdings or any of their respective subsidiaries;

•
terminating the employment of our Chief Executive Officer or hiring a new Chief Executive Officer;

•
any authorization or issuance of equity securities of Shake Shack or its subsidiaries other than (i) pursuant to any equity incentive plans or arrangements approved by our Board of Directors or (ii) upon an exchange of shares of Class B common stock together with SSE Holdings Units for shares of Class A common stock;

•
increasing or decreasing the size of our Board of Directors; and

•
any amendment or amendments to the organizational documents of Shake Shack or SSE Holdings.

Tax Receivable Agreement
We entered into the tax receivable agreement (the “TRA”), effective February 4, 2015, with the owners of SSE Holdings at the time of the IPO. The TRA provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of (i) increases in our share of the tax basis in the net assets of SSE Holdings resulting from any redemptions or exchanges of LLC Interests, (ii) tax basis increases attributable to payments made under the TRA, and (iii) deductions attributable to imputed interest pursuant to the TRA (the “TRA Payments”). The TRA Payments are not conditioned upon any continued ownership interest in either SSE Holdings or us by any owner of SSE Holdings following the IPO. The rights of each owner of SSE Holdings following the IPO under the TRA are assignable to transferees of its LLC Interests (other than Shake Shack as transferee pursuant to subsequent redemptions (or exchanges) of the transferred LLC Interests). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.
No payments were made to the members of SSE Holdings subject to the provisions of the TRA in fiscal 2023. As of December 27, 2023, the total amount of TRA Payments due under the TRA was $235,613,000.
Registration Rights Agreement
We entered into the registration rights agreement (as amended, the “Registration Rights Agreement”), effective February 4, 2015, with the owners of SSE Holdings at the time of the IPO. The Registration Rights Agreement provides such owners certain registration rights whereby they can require us to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of Class A common stock issuable to them upon redemption or exchange, at our election, of their LLC Interests, and certain affiliates of former indirect members of SSE Holdings can require us to register under the Securities Act the shares of Class A common stock issued to them in connection with the Organizational Transactions. The Registration Rights Agreement also provides for piggyback registration rights for the owners of SSE Holdings prior to the IPO.

Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.
Policies and Procedures for Related Person Transactions
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers listed on the New York Stock Exchange. Under the policy:
•
any Related Person Transaction (as defined below), and any material amendment or modification to a Related Person Transaction, must be reviewed and approved or ratified by the Audit Committee, which is composed solely of independent directors who are disinterested, or by the disinterested members of the Board of Directors; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board of Directors for its approval.

A Related Person Transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 in any one fiscal year, and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. Further, if a Related Person enters into transactions, arrangements or relationships in which we were, are or will be a participant and the aggregate amount involved in such transactions, arrangements or relationships exceeds $120,000 in any one fiscal year, and in which any Related Person had, has or will have a direct or indirect material interest, each of such transactions, arrangements or relationships, in conformity with SEC rules, shall be deemed to be a Related Person Transaction for purposes of this policy.
A “Related Person” is each of the following: (i) any person who has served as a director or executive officer since the beginning of our last completed fiscal year; (ii) any nominee for director at the Annual Meeting; (iii) any person who beneficially owns more than 5% of our outstanding Class A common stock or Class B common stock; and (iv) any immediate family member, or other person (other than a tenant or employee), sharing the household of any person identified in part (i), (ii) or (iii).
Identification of Related Party Transactions
Our Legal department, in consultation with our Accounting/Finance department, is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential Related Person Transactions and then determining, based on the facts and circumstances, whether the potential Related Person Transactions do, in fact, constitute a Related Person Transaction. In addition, any potential Related Person Transaction that is proposed to be entered into by us must be reported to our Chief Legal Officer by both the related person and the person at the Company responsible for such potential Related Person Transaction.

Audit Committee Pre-Approval
If the Company’s Legal department determines that a transaction or relationship is a Related Person Transaction, then each such transaction will be presented to the Audit Committee of the Board of Directors. The Audit Committee will (i) review the relevant facts and circumstances of each Related Person Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Person’s interest in the transaction, (ii) take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and (iii) either approve, ratify or disapprove the Related Person Transaction. If advance committee approval of a Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting.
Management will update the Audit Committee as to any material changes to any approved or ratified Related Person Transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current Related Person Transactions.
No director may participate in approval of a Related Person Transaction for which he or she is a related person.
Disclosure
All Related Person Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act and the Exchange Act, and related rules. Furthermore, any Related Person Transaction must be disclosed to the full Board of Directors.
Other Agreements
Management must assure that all Related Person Transactions are not in violation of and are approved in accordance with any requirements of the Company’s financing or other material agreements.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee of the Board of Directors of Shake Shack Inc. (the “Company”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.
Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States.
The Audit Committee has reviewed and discussed with management and EY the Company’s audited consolidated financial statements for the fiscal year ended December 27, 2023 and Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The Audit Committee also has discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communication with Audit Committees.”
The Audit Committee also received the written disclosures and the letter from EY that are required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence. The Audit Committee also considered whether EY’s provision of non-audit services to the Company is compatible with maintaining EY’s independence. This discussion and disclosure informed the Audit Committee of EY’s independence and assisted the Audit Committee in evaluating that independence. On the basis of the foregoing, the Audit Committee concluded that EY is independent from the Company, its affiliates and management.
Based upon its review of the Company’s audited consolidated financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended December 27, 2023 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.
This report has been furnished by the members of the Audit Committee.
THE AUDIT COMMITTEE
Robert Vivian, Chair
Sumaiya Balbale
Jeff Flug
Jeffrey Lawrence
Joshua Silverman

PROPOSAL NO. 5—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S INCENTIVE AWARD PLAN
The Board is seeking the approval of our stockholders of the Shake Shack Inc. 2025 Incentive Award Plan (the “2025 Plan”) which is an amendment and restatement of the Shake Shack Inc. 2015 Incentive Award Plan, as amended (the “2015 Plan”), which was adopted by the Board on January 15, 2015 and approved by stockholders on January 29, 2015. The material amendments to the 2015 Plan that are included in the 2025 Plan are as follows:
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Increase the number of shares of Class A common stock that the Company may issue under the 2025 Plan by 842,321 shares, which is approximately 2.1% of the number of shares of Class A common stock outstanding as of the Record Date. After taking into account this increase and subject to adjustment as provided in the 2025 Plan, as of the date of the Annual Meeting, the total number of shares of Class A common stock authorized for issuance under the 2025 Plan will equal 3,200,000, which includes the 2,357,679 shares of our Class A common stock previously authorized under the 2015 Plan and currently available as of the Record Date;

•
Impose a minimum vesting requirement on awards of one year, subject to certain limited exceptions;

•
Extend the term of the 2025 Plan by 10 years from the date of stockholder approval; and

•
Provide other clarifying and ministerial changes.

The 2015 Plan is a ten-year plan and has a termination date of January 15, 2025. Our long-term incentive program has been used effectively and efficiently for almost ten years of annual employee awards and non-employee director compensation since its commencement in connection with the Company’s IPO, during which period the Company has experienced significant growth in revenue and headcount. The 2015 Plan has met the Company’s needs since the IPO due to management maintaining an appropriate balance between stockholder interests and its ability to attract, incentivize, and retain qualified employees, directors, and consultants. There continues to be a sufficient number of shares to issue under the 2015 Plan and to roll over into the 2025 Plan based on current forecasts. Therefore, it is the judgment of the Board that the 2025 Plan is in the best interest of the Company and its stockholders. We believe that the 2025 Plan, which increases the number of shares of Class A common stock available for issuance pursuant to awards under the 2025 Plan, reflects best practices in our industry and is appropriate to permit the grant of equity awards at expected levels for the future.
In April 2024, the Compensation Committee recommended, and the Board subsequently approved, the 2025 Plan, subject to approval by the Company’s stockholders at the Annual Meeting. The effective date for the 2025 Plan will be the date it is approved by the stockholders of the Company.
As of December 27, 2023, there were 2,509,212 shares remaining for future issuance as awards under the 2015 Plan. We believe we have demonstrated our commitment to sound equity compensation practices. Based on historical prior years’ grants, historical stock prices, and the current size of the Company’s employee base, we anticipate that the shares available for issuance under our 2025 Plan will be sufficient to meet the needs of our long term incentive program for up to approximately ten years.
Description of the 2025 Plan
The following is a general summary of the material provisions of the 2025 Plan, which is qualified in its entirety by reference to the full text of the 2025 Plan, which is attached to this Proxy Statement as Annex A.
Purpose.   We believe that the 2025 Plan is a necessary and powerful tool to facilitate attracting, incentivizing, and retaining qualified persons as employees, directors, and consultants, and to strengthen the alignment between such persons and stockholders’ interests, enhancing stockholder value.

2025 Plan Share Limits.   Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the 2025 Plan, the aggregate number of shares of Class A common stock authorized for grant under the 2025 Plan (after giving effect to the amendment and restatement) is 3,200,000 shares, which includes the 5,865,522 shares previously authorized under the 2015 Plan of which 3,356,310 shares have been issued or are subject to unvested or unexercised awards and 2,509,212 shares remain available for issuance as of December 27, 2023. Class A common stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated will not be considered “delivered shares” under the 2025 Plan and will again be available for delivery pursuant to other awards under the 2025 Plan; provided, however, that shares of Class A common stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered and shall be counted against the maximum number of shares of Class A common stock that may be issued under the 2025 Plan.
Administration.   The 2025 Plan will be administered by the Compensation Committee of our Board, except to the extent our Board of Directors elects to administer the 2025 Plan itself. Presently, the Compensation Committee administers the 2015 Plan and is expected to continue to administer the 2025 Plan. The Compensation Committee has broad discretion to administer the 2025 Plan, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards. The Compensation Committee may also accelerate the vesting or exercise of any award and make all other determinations and to take all other actions necessary or advisable for the administration of the 2025 Plan.
Eligibility.   Any individual who is our officer or employee or an officer or employee of any of our affiliates, and any other person who provides services to us or our affiliates, including members of our board of directors, are eligible to receive awards under the 2025 Plan at the discretion of our Board of Directors. As of December 27, 2023, the Company had approximately 12,196 employees and eleven non-employee directors.
Early Vesting Limitations.   All awards under the 2025 Plan will have a minimum vesting period of one year (with no portion of any award vesting prior to the first anniversary of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement.
Stock Options.   The Compensation Committee may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our Class A common stock on the date of grant and the option must not be exercisable more than five years from the date of grant.
Stock Appreciation Rights.   A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our Class A common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, Class A common stock or a combination of cash and Class A common stock, as determined by the Compensation Committee.
Restricted Stock.   Restricted stock is a grant of shares of Class A common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Compensation Committee. In the discretion of the Compensation Committee, cash dividends and stock dividends distributed prior to vesting shall be withheld by our Company for the participant’s account. Such cash dividends or stock dividends so withheld by our Company and attributable to any particular share of unvested restricted stock shall be distributed to such participant in cash or shares of Class A common stock upon the release of restrictions on such restricted stock.
Restricted Stock Units.   A restricted stock unit is a right to receive cash, Class A common stock or a combination of cash and Class A common stock at the end of a specified period equal to the fair market value of one share of our Class A common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Compensation Committee.
Performance Awards, Stock Payments, Deferred Stock, Deferred Stock Units.   Subject to limitations under applicable law and the terms of the 2025 Plan, the Compensation Committee may grant other awards related to our Class A common stock. Such awards may include, without limitation, awards that are exchangeable into our Class A common stock, purchase rights for Class A common stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of our Class A common stock or the value of securities of, or the performance of, our affiliates.
Stock Awards.   A stock award is a transfer of unrestricted shares of our Class A common stock on terms and conditions determined by the Compensation Committee.
Dividend Equivalents.   Dividend equivalents entitle an individual to receive cash, shares of Class A common stock, other awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our Class A common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with an award of restricted stock units or a substitute award. Dividend equivalents shall not be awarded with respect to an award of stock options, SARs, restricted stock, or a stock award. The Compensation Committee may provide that dividend equivalents will be paid or distributed when accrued or at a later specified date, including at the same time and subject to the same restrictions and risk of forfeiture as the award with respect to which the dividends accrue if they are granted in tandem with another award.
Recapitalization.   In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, our Compensation Committee shall or may (as required by applicable accounting rules) equitably adjust the (i) aggregate number or kind of shares that may be delivered under the 2025 Plan, (ii) the number or kind of shares or other property (including cash) subject to an award, (iii) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (iv) the applicable share-based limitations with respect to awards provided in the 2025 Plan, in each case to equitably reflect such event.
Change in Control.   Except to the extent otherwise expressly provided in any applicable award agreement, no award will vest solely upon the occurrence of a change in control. In the event of a change in control or other changes in our Company or our Class A common stock, our Compensation Committee may, in its discretion, (i) require that the successor to the Company assume awards or otherwise replace the awards with awards of comparable value, (ii) accelerate the time of vesting of an award, (iii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or SAR for no consideration if it has an exercise price or the grant price less than the value paid in the transaction), (iv) cancel awards that remain subject to a vesting as of the date of the change in control or other event without payment, or (iv) make any other adjustments to awards that our Compensation Committee deems appropriate to reflect the applicable transaction or event.
No Repricing.   Except in connection with (i) the issuance of substitute awards granted to new service providers in connection with a transaction or (ii) adjustments to awards granted under the 2025 Plan as a result of a transaction or recapitalization involving us, without the approval of the stockholders of our company, the terms of outstanding options or SARs may not be amended to reduce the exercise price or grant price or to take any similar action that would have the same economic result.

Clawback.   All awards granted under the 2025 Plan are subject to reduction, cancellation, or recoupment under any written clawback policy that we have adopted, or as it may be amended, and that we determine should apply to awards under the 2025 Plan.
Amendment and Termination.   The 2025 Plan will automatically expire on the tenth anniversary of its effective date. Our Compensation Committee may amend or terminate the 2025 Plan at any time, subject to stockholder approval if required by applicable law, rule, or regulation, including the rules of the stock exchange on which our shares of Class A common stock are listed. Our Compensation Committee may amend the terms of any outstanding award granted under the 2025 Plan at any time so long as the amendment would not materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.
Federal Income Tax Consequences
The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2025 Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe any potential state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.
Incentive Stock Options.   A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Class A common stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the Class A common stock over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options (discussed below). In addition to the foregoing, if the fair market value of the Class A common stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation.
The tax treatment of any Class A common stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to the later of: (i) two years after the date the incentive stock option was granted and (ii) one year after the Class A common stock was transferred to the participant (referred to as, the “Holding Period”). If a participant disposes of Class A common stock acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as a short-term or long-term capital gain, depending upon how long the participant has held the Class A common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.
If the participant disposes of Class A common stock acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the Class A common stock is greater than the fair market value of the Class A common stock on the exercise date, then the difference between the incentive stock option’s exercise price and the fair market value of the Class A common stock at the time of exercise will be treated as ordinary income for the tax year in which the disqualifying disposition occurs. The participant’s basis in the Class A common stock will be increased by an amount equal to the amount treated as ordinary income due to such disqualifying disposition. In addition, the amount received in such disqualifying disposition over the participant’s increased basis in the Class A common stock will be treated as capital gain. However, if the price received for Class A common stock acquired by exercise of an incentive stock option is less than the fair market value of the Class A common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss that otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the disqualifying disposition over the basis in the Class A common stock.
Nonqualified Stock Options.   A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the exercise price and any higher market value of the Class A common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the Class A common stock acquired under a nonqualified stock option will be equal to the exercise price paid for such Class A common stock, plus any amounts included in the participant’s taxable income as compensation. When a participant disposes of Class A common stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Class A common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.
Restricted Stock.   A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Class A common stock granted as restricted stock at such time as the Class A common stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Class A common stock. However, a participant who receives unvested restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Class A common stock to recognize ordinary income on the date of transfer of the Class A common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Class A common stock) over the purchase price, if any, paid for such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such Class A common stock. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain or loss depending upon how long the participant has held the shares. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.
Stock Appreciation Rights.   Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an individual receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then-current market value and the grant price, if any, will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. However, upon the exercise of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.
Other Awards.   In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock-based or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized as to such other awards.
Federal Tax Withholding.   Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the Plan, as applicable, is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act, if applicable.

Tax Consequences to the Company.   To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Interest of Directors and Executive Officers
All members of our Board and all of our executive officers are eligible for awards under the 2025 Plan and, thus, have a personal interest in the approval of the 2025 Plan.
New Plan Benefits
All awards granted under the 2025 Plan are subject to the discretion of our Compensation Committee. Therefore, the total benefits that will be received by any particular person or group under the Plan are not determinable at this time. Therefore, the New Plan Benefits Table is not provided.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our Class A Common Stock that may be issued under the Plan as of December 27, 2023 and the Record Date:
Plan Category	Number of defined securities to be issued upon vest or exercise of outstanding awards (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(3)		Number of securities remaining available for future issuance under equity compensation plan (c)(4)
	December 27, 2023(1)	April 17, 2024(2)	December 27, 2023	April 17, 2024	December 27, 2023	April 17, 2024
Equity compensation plans approved by security holders	733,594	701,743	$21.71	$21.92	2,509,212	2,357,679
Equity compensation plans not approved by security holders	—	—	$—	$—	—	—
Total	733,594	701,743	$21.71	$21.92	2,509,212	2,357,679
(1)
This column reflects shares of our Class A Common Stock subject to RSU awards granted under the 2015 Plan outstanding and unvested as of the December 27, 2023, as well as vested stock options that have not yet been exercised. The performance-based RSUs granted under the 2015 Plan are reflected based on an achievement of maximum performance.

(2)
This column reflects shares of our Class A Common Stock subject to RSU awards granted under the 2015 Plan outstanding and unvested as of the Record Date, as well as vested stock options that have not yet been exercised. The performance-based RSUs granted under the 2015 Plan are reflected based on an achievement of maximum performance.

(3)
These columns reflect the weight-average exercise price for outstanding options. Of the amounts reflected in column (a), there were 100,625 vested and unexercised stock options as of December 27, 2023 and 78,115 vested and unexercised stock options as of the Record Date.

(4)
This column reflects the total number of shares of Class A Common Stock remaining available for issuance under the 2015 Plan, giving effect to the “share recycling” feature of the 2015 Plan, which allows shares that are forfeited due to termination of service or surrendered to satisfy tax withholding obligations to be eligible for reissuance under the 2015 Plan. This “share recycling” feature has been eliminated from the 2015 Plan with respect to tax withholdings.

Our only equity compensation plan is the 2015 Plan. The 2015 Plan was approved by our Board on January 15, 2015 and by our stockholders on January 29, 2015. Please read Note 14 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2023 for a description of our equity compensation plan. In addition, a detailed description of the terms of the 2015 Plan is available in our registration statement on Form S-1, filed on January 30, 2015.

Required Vote
The approval of our 2025 Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Abstentions will have the same effect as a vote “AGAINST” Proposal 5, and broker non-votes will not have any effect on the outcome of Proposal 5.
The Board of Directors recommends a vote FOR the approval of the Amendment and Restatement of the Company’s Incentive Award Plan as disclosed in this Proxy Statement.

STOCKHOLDER PROPOSALS
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s Proxy Statement and form of proxy relating to the Company’s annual meeting of stockholders to be held in 2025 must be received by the Company at the principal executive offices of the Company no later than the close of business on December 26, 2024. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2025 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 14, 2025 and not earlier than the close of business on February 12, 2025, assuming the Company does not change the date of the 2025 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2024 Annual Meeting. Any matter described in this paragraph so submitted must comply with the other relevant provisions of the Company’s amended and restated bylaws and be submitted in writing to the Secretary at the principal executive offices of the Company.
In addition to satisfying the requirements noted above, in order to comply with the SEC’s Universal Proxy Rules, the stockholder must provide notice that provides the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the prior annual meeting of stockholders (for the 2025 annual meeting, no later than April 13, 2025). If the date of the 2025 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2025 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2025 annual meeting is first made.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please complete, date, sign and promptly return a proxy card, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, investor.shakeshack.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2023 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 225 VARICK STREET, SUITE 301, NEW YORK, NEW YORK 10014, OR BY EMAIL AT INVESTOR@SHAKESHACK.COM.
References to any website herein do not incorporate by reference the information contained on that website, and such information should not be considered to be part of this Proxy Statement.

ANNEX A: “SHAKE SHACK INC. AMENDED AND RESTATED 2025 INCENTIVE AWARD PLAN”
SHAKE SHACK INC.
2025 INCENTIVE AWARD PLAN
As Amended and Restated Effective as of June [  ], 2024
ARTICLE 1.
PURPOSE
The purpose of the Shake Shack Inc. 2025 Incentive Award Plan is to promote the success and enhance the value of Shake Shack Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2 “Affiliate” shall mean (a) any Subsidiary, (b) any Parent, and (c) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company, (ii) any Subsidiary or (iii) any Parent.
2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4 “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.5 “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).
2.6 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalent award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.7 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.8 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.
2.9 “Board” shall mean the Board of Directors of the Company.
2.10 “Change in Control” shall mean and includes each of the following:
(a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, any employee benefit plan maintained by the Company or any of its subsidiaries, any Significant Stockholder, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.10(a) or 2.10(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)   which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)   after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.10(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)   The consummation of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.11 “Clawback Policies” shall have the meaning set forth in Section 11.5.
2.12 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
2.13 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board, appointed as provided in Section 12.1.
2.14 “Common Stock” shall mean the Class A common stock of the Company, par value $0.001 per share.
2.15 “Company” shall have the meaning set forth in Article 1.
2.16 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.17 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4.
2.18 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 9.5.
2.19 “Director” shall mean a member of the Board, as constituted from time to time.
2.20 “Director Limit” shall have the meaning set forth in Section 4.6.
2.21 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.22 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.23 “Effective Date” shall mean January 16, 2025.
2.24 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.
2.25 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.
2.26 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.27 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.28 “Expiration Date” shall have the meaning given to such term in Section 13.1.
2.29 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)   If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.30 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.31 “Holder” shall mean a person who has been granted an Award.
2.32 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.33 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.34 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.
2.35 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.36 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.37 “Option Term” shall have the meaning set forth in Section 5.4.
2.38 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.39 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.
2.40 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization; and (E) rent); and (F) bonuses and related employer payroll taxes on such bonuses; (ii) gross or net sales or revenue; (iii) revenue growth or product revenue growth; (iv) net income (either before or after taxes); (v) same-store sales; (vi) operating earnings or profit (either before or after one or more of the following: (A) general and administrative expenses, (B) depreciation, (C) pre-opening costs, (D) loss on disposal of property and equipment, (E) occupancy and related expenses; and (F) utilities; and (G) bonuses and related employer payroll taxes on such bonuses); (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) return on assets or net assets; (ix) return on capital and cost of capital; (x) return on stockholders’ equity; (xi) total stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations or funds available for distributions; (xvi) expenses; (xvii) working capital; (xviii) earnings or loss per share; (xix) adjusted pro forma earnings or loss per share; (xx) price per share of Common Stock or appreciation in and/or maintenance of such price; (xxi) economic value added models or similar metrics; (xxii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxiii) implementation or completion of critical projects or processes; (xxiv) sales or market share; (xxv) licensing revenue; (xxvi) brand recognition/acceptance, (xxvii) inventory turns or cycle time and supply chain achievements (including, without limitation, establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products), (xxviii) strategic initiatives (including, without limitation, with respect to market penetration, geographic business expansion, manufacturing, commercialization, production and productivity, customer satisfaction and growth, employee satisfaction, recruitment and maintenance of personnel, human resources management, supervision of litigation and other legal matters, information technology, strategic partnerships and transactions (including acquisitions, dispositions, joint ventures, in-licensing and outlicensing of intellectual property, and establishment of relationships with commercial entities with respect to the marketing, distribution and sale of Company products, and factoring transactions, research and development and related activity, and financial or other capital raising transactions); (xxix) new or existing store results and operations and new store openings; and (xxx) financial ratios (including, without limitation, those measuring liquidity, activity, profitability or leverage), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of an Award that is consistently applied and identified.
(b)   The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments (including certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, non-cash deferred rent charges and certain non-recurring charges); (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.41 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
2.42 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.
2.43 “Performance Stock Unit” shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.
2.44 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act, after taking into account Applicable Law.
2.45 “Plan” means the Shake Shack Inc. 2025 Incentive Award Plan, as amended from time to time (formerly referred to as the Shake Shack Inc. 2015 Incentive Award Plan).
2.46 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.47 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.48 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.
2.49 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.50 “Share Limit” shall have the meaning set forth in Section 3.1(a).
2.51 “Shares” shall mean shares of Common Stock.
2.52 “Significant Stockholder” shall mean any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) that holds 10% or more of the total combined voting power of all classes of common stock of the Company.
2.53 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.
2.54 “Stock Appreciation Right Term” shall have the meaning set forth in Section 10.4.
2.55 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.56 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.57 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.58 “Termination of Service” shall mean:
(a)   As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.
(b)   As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
(c)   As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1   Number of Shares.
(a)   Subject to Sections 3.1(b) and 14.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 3,200,000 (the “Share Limit”). Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award.
(b)   If any Shares subject to an Award are forfeited or expire or such Award is settled in cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
3.2   Stock Distributed.   Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
3.3   Limitation on Number of Shares Subject to Awards.   Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,500,000 and the maximum aggregate amount that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $7,500,000.
ARTICLE 4.
GRANTING OF AWARDS
4.1   Participation.   The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2   Award Agreement.   Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4   At-Will Employment; Voluntary Participation.   Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.
4.5   Foreign Holders.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.6   Non-Employee Director Awards.   The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the maximum aggregate grant date fair value of Awards granted to a Non-Employee Director during any calendar year shall be $500,000 (the “Director Limit”).

4.7   Stand-Alone and Tandem Awards.   Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.8   Minimum Purchase Price.   Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Shares are issued under the Plan, such Shares shall not be issued for a consideration which is less than permitted under Applicable Law.
4.9   Minimum Vesting Requirement.   Notwithstanding any provision of the Plan to the contrary, the vesting schedule for any Award granted under the Plan shall be no less than one year.
ARTICLE 5.
GRANTING OF OPTIONS
5.1   Granting of Options to Eligible Individuals.   The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
5.2   Qualification of Incentive Stock Options.   No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
5.3   Option Exercise Price.   The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price or any other Award or cash be substituted for a surrendered Option unless such action is approved by the stockholders of the Company.
5.4   Option Term.   The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.
5.5   Option Vesting.
(a)   The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator, and, except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.
(b)   No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
5.6   Substitute Awards.   Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
5.7   Substitution of Stock Appreciation Rights.   The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.
ARTICLE 6.
EXERCISE OF OPTIONS
6.1   Partial Exercise.   An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
6.2   Expiration of Option Term: Automatic Exercise of In-The-Money Options.   Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 11.1(b) or 11.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 6.2 shall not apply to an Option if the Holder of such Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.2.
6.3   Manner of Exercise.   All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)   In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d)   Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.
6.4   Notification Regarding Disposition.   The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.
ARTICLE 7.
AWARD OF RESTRICTED STOCK
7.1   Award of Restricted Stock.
(a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
7.2   Rights as Stockholders.   Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
7.3   Restrictions.   All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
7.4   Repurchase or Forfeiture of Restricted Stock.   Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.
7.5   Certificates for Restricted Stock.   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.
7.6   Section 83(b) Election.   If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 8.
AWARD OF RESTRICTED STOCK UNITS
8.1   Grant of Restricted Stock Units.   The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2   Term.   Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
8.3   Purchase Price.   The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
8.4   Vesting of Restricted Stock Units.   At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
8.5   Maturity and Payment.   At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
8.6   Payment upon Termination of Service.   An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
8.7   No Rights as a Stockholder.   Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the applicable Award Agreement.
8.8   Dividend Equivalents.   Subject to Section 9.2, the Administrator, in its sole discretion, may provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.
ARTICLE 9.
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS
9.1   Performance Awards.
(a)   The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.
(b)   Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
9.2   Dividend Equivalents.
(a)   Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
(b)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.3   Stock Payments.   The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
9.4   Deferred Stock.   The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.
9.5   Deferred Stock Units.   The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.
9.6   Term.   The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be established by the Administrator in its sole discretion.
9.7   Purchase Price.   The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.8   Termination of Service.   A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10.
AWARD OF STOCK APPRECIATION RIGHTS
10.1   Grant of Stock Appreciation Rights.
(a)   The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
(b)   A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
(c)   Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2   Stock Appreciation Right Vesting.
(a)   The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.
(b)   No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program, the Award Agreement evidencing the grant of a Stock Appreciation Right, or by action of the Administrator following the grant of the Stock Appreciation Right.
10.3   Manner of Exercise.   All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)   Full payment of the applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.
10.4   Stock Appreciation Right Term.   The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 10.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.
10.5   Payment.   Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

10.6   Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights.   Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 10.6 shall not apply to a Stock Appreciation Right if the Stock Appreciation Right Holder incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 10.6.
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1   Payment.   The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2   Tax Withholding.   The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3   Transferability of Awards.
(a)   Except as otherwise provided in Sections 11.3(b) and 11.3(c):
(i)   No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)   No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and
(iii)   During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b)   Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by applicable Law.
(c)   Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4   Conditions to Issuance of Shares.
(a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)   All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.
(c)   The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)   No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5   Clawback Provisions.   Notwithstanding any other provisions of the Plan to the contrary, Awards granted pursuant to the Plan are subject to (i) the Company’s Dodd-Frank Clawback Policy and (ii) any other clawback or recoupment policy approved by the Board or Committee (or other committee of the Board with authority delegated by the Board to approve such policy) from time to time, to the extent each is applicable to the Eligible Individual and/or any other Company recoupment policies or procedures that may be required under applicable law or otherwise adopted by the Company or incorporated into any other part of an Award (collectively, the “Clawback Policies”). The Eligible Individual’s execution or acceptance of an Award shall constitute the Eligible Individual’s acknowledgement that the Eligible Individual is subject to the Clawback Policies (as applicable) and that such Eligible Individual’s Award may be subject to recoupment to the extent provided in such Clawback Policies. Nothing herein shall be construed as limiting any right of the Company to impose additional restrictions or other conditions with respect to an Award.
11.6   Prohibition on Repricing.   Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
ARTICLE 12.
ADMINISTRATION
12.1   Administrator.   The Committee (or another committee or a subcommittee of the Board or the Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee (or another committee or subcommittee of the Board or the Committee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board or the Committee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.
12.2   Duties and Powers of Committee.   It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3   Action by the Committee.   Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4   Authority of Administrator.   Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)   Designate Eligible Individuals to receive Awards;
(b)   Determine the type or types of Awards to be granted to each Eligible Individual;
(c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)   Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)   Decide all other matters that must be determined in connection with an Award;
(h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)   Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j)   Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2.
12.5   Decisions Binding.   The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.
12.6   Delegation of Authority.   To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.
MISCELLANEOUS PROVISIONS
13.1   Amendment, Suspension or Termination of the Plan.   Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (a) increase the Share Limit, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
13.2   Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)   In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)   To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the

Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)   To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)   To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and
(v)   To provide that the Award cannot vest, be exercised or become payable after such event.
(c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):
(i)   The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii)   The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Award Limit). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
(d)   Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer be subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 13.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, if no applicable terms and conditions, the Administrator’s discretion. In the event an Award (or portion thereof) continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs Termination of Service without “cause” (as determined by the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.
(e)   In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause any or all of such Award (or portion thereof) to (i) terminate in exchange for cash, rights or property pursuant to Section 13.2(b)(i) or (ii) become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If such an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(f)   For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
(g)   The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(h)   With respect to Awards which are granted to Covered Employees no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(i)   The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(j)   No action shall be taken under this Section 13.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.
(k)   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
13.3   Approval of Plan by Stockholders.   The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.
13.4   No Stockholders Rights.   Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5   Paperless Administration.   In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.6   Effect of Plan upon Other Compensation Plans.   The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7   Compliance with Laws.   The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
13.8   Titles and Headings, References to Sections of the Code or Exchange Act.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9   Governing Law.   The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
13.10   Section 409A.   To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
13.11   No Rights to Awards.   No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12   Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.
13.13   Indemnification.   To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.14   Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.15   Expenses.   The expenses of administering the Plan shall be borne by the Company and its Affiliates.
* * * * *
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Shake Shack Inc. on [      ], 2024.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of Shake Shack Inc. on [       ], 2024.
Executed on this [  ]th day of [      ], 2024.
/s/ [Signature] [Name] [Title]

SCAN TO VIEW MATERIALS & VOTE SHAKE SHACK INC. 225 VARICK STREET, SUITE 301 NEW YORK, NY 10014 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SHAK2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V49958-P05869 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SHAKE SHACK INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors- Terms expiring at the 2027 Annual Meeting of Stockholders. Nominees: 01) Sumaiya Balbale 02) Charles Chapman III 03) Jeffrey Lawrence ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm. 3. Approval, on an advisory basis, of the compensation of our Named Executive Officers. ! ! ! ! ! ! The Board of Directors recommends you vote 1 YEAR for proposal 4: 1 Year 2 Years 3 Years Abstain 4. Approval, on an advisory basis, of the frequency of future Say-on-Pay votes. ! ! ! ! The Board of Directors recommends you vote FOR proposal 5: For Against Abstain 5. Approval of the Company's 2025 Incentive Award Plan. ! ! ! NOTE: You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V49959-P05869 SHAKE SHACK INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 12, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Katherine Fogertey (Chief Financial Officer) and Ronald Palmese, Jr. (Chief Legal Officer), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Shake Shack Inc. to be held on June 12, 2024 at 9:00 AM Eastern time at www.virtualshareholdermeeting.com/SHAK2024 or at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the 2024 Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side